UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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BORDERS GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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100 Phoenix Drive
Ann Arbor, Michigan 48108

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 21, 2009

To the Shareholders of
BORDERS GROUP, INC.:

The Annual Meeting of Shareholders of Borders Group, Inc., a Michigan corporation (the “Company”) will be held at 11:30 a.m. local time on Thursday, May 21, 2009 at the Ann Arbor Marriott Ypsilanti at Eagle Crest, 1275 S. Huron Street, Ypsilanti, Michigan 48197 to:

1.	Elect eight (8) directors of the Company, each to serve until the 2010 Annual Meeting of Shareholders or until a successor is elected and qualified,

2.	Approve the Company’s Amended and Restated 2004 Long-Term Incentive Plan,

3.	Ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2009,

4.	Consider and vote upon a shareholder proposal entitled “Special Shareowner Meetings,” and

5.	Transact such other business as may properly come before the meeting.

Only shareholders of record at the close of business on March 24, 2009 are entitled to notice of and to vote at the Annual Meeting and at any and all adjournments or postponements thereof.

Your vote is important. Regardless of whether or not you plan to attend the Annual Meeting, please vote as soon as possible. You may vote over the Internet, by telephone or by mailing the enclosed proxy card in the envelope provided. Please review the voting instructions in the Proxy Statement for further voting information.

Sincerely,

THOMAS D. CARNEY
Secretary

Ann Arbor, Michigan
April 24, 2009

BORDERS GROUP, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On May 21, 2009

PROXY STATEMENT

General Information Regarding the Annual Meeting

This Proxy Statement is furnished to the shareholders of Borders Group, Inc., a Michigan corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders of the Company to be held at 11:30 a.m. local time on Thursday, May 21, 2009 at the Ann Arbor Marriott Ypsilanti at Eagle Crest, 1275 S. Huron Street, Ypsilanti, Michigan 48197 and at any and all adjournments or postponements thereof. At the Annual Meeting, the shareholders of the Company are being asked to consider and vote upon (i) the election of eight (8) directors, each to serve until the 2010 Annual Meeting of Shareholders or until a successor is elected and qualified, (ii) a proposal to approve the Company’s Amended and Restated 2004 Long-Term Incentive Plan, (iii) a proposal to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2009, and (iv) a shareholder proposal entitled “Special Shareowner Meetings.”

This Proxy Statement is being mailed to shareholders of the Company on or about April 24, 2009.

Important Notice Regarding Availability of Proxy Materials for the Annual Meeting

This proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2009 are available at www.borders.com/investors.

VOTING RIGHTS AND PROCEDURES

General Voting Information

Only holders of record of the Company’s common stock (“Common Stock”) at the close of business on March 24, 2009 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, there were 59,471,933 shares of Common Stock outstanding. The presence, either in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the Record Date is necessary to constitute a quorum at the Annual Meeting.

Each shareholder will be entitled to one vote, in person or by proxy, for each share of Common Stock held in such shareholder’s name on the Record Date on any matter submitted to a vote of shareholders at the Annual Meeting.

The election of each of the eight (8) directors will require the affirmative vote of a majority of the votes cast with respect to the nominee by the holders of Common Stock who are present in person or represented by proxy and entitled to vote at the Annual Meeting. For purposes of the voting, a majority of the votes cast means that the number of shares voted ‘‘for’’ a nominee exceeds the shares voted “against” or “withheld” with respect to the nominee.

Any incumbent director who fails to receive the affirmative vote of the majority of the votes cast must tender his or her resignation to the Board of Directors promptly following certification of the shareholder vote. The Nominating and Corporate Governance Committee will make a recommendation to the Board as to whether to accept or reject the tendered resignation or whether other action should be taken, and the Board will promptly act upon such recommendation.

The adoption of the proposals, including the shareholder proposal, if presented at the meeting, will require the affirmative vote of a majority of the votes cast on these proposals by the holders of Common Stock who are present in person or represented by proxy and entitled to vote on such proposal at the Annual Meeting.

All abstentions and broker non-votes will be included as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting, but will not be deemed to be votes cast for purposes of tabulating the vote on all proposals brought before the meeting requiring the affirmative vote of a majority of the votes cast, and thus will be disregarded in tabulating the vote with respect to such proposals. Under applicable Michigan law, none of the holders of Common Stock is entitled to appraisal rights in connection with any matter to be acted on at the Annual Meeting.

Voting by Shareholders of Record and Beneficial Owners

Shareholders whose shares are registered directly with the Company’s transfer agent are considered, with respect to those shares, to be the shareholder of record. Shareholders of record have the right to submit a proxy directly to the Company or to vote in person at the Annual Meeting.

Shareholders whose shares are held in a brokerage account, or by another nominee, are considered the beneficial owners of shares held in “street name.” Beneficial owners have the right to direct their broker, trustee or nominee as to how to vote and also are invited to attend the Annual Meeting.

Since a beneficial owner is not the shareholder of record, he or she may not vote these shares in person at the Annual Meeting without a proxy from the broker, trustee or nominee that holds the shares, giving the beneficial owner the right to vote the shares at the meeting. The broker, trustee or nominee of each beneficial owner has enclosed or provided voting instructions for use in directing the broker, trustee or nominee how to vote these shares.

Methods for Submitting Proxies or Voting Instructions

The following methods are available to vote by proxy or to submit voting instructions to brokers, trustees or nominees:

By Mail — Record holders may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. Beneficial owners may vote by mail by completing, signing and dating the voting instruction cards provided and mailing them in the accompanying pre-addressed envelopes.

By Internet — Record holders with Internet access may submit proxies by following the Internet voting instructions on their proxy cards. Most beneficial owners may vote by accessing the Web site specified on the voting instruction cards provided by their brokers, trustee or nominees.

By Telephone — Record holders may submit proxies by following the telephone voting instructions on their proxy cards. Most beneficial owners may vote by telephone by calling the number specified on the voting instruction cards provided by their brokers, trustee or nominees.

Revocation of Proxies or Voting Instructions

Shareholders may change their vote at any time prior to the vote at the Annual Meeting. Record holders may accomplish this by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to the Secretary of the Company prior to the Annual Meeting, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, in and of itself, cause a previously granted proxy to be revoked. Beneficial owners may change their vote by submitting new voting instructions to their broker, trustee or nominee. Alternatively, if the beneficial owner has obtained a proxy from his or her broker or nominee giving the beneficial owner the right to vote the shares, he or she can do so by attending the meeting and voting in person.

Voting of Proxies

Shares of Common Stock represented by proxies received in time for voting at the Annual Meeting will, unless such proxy has previously been revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions to the contrary, the persons named in the accompanying form of proxy intend to vote all proxies received by them FOR the election of the Board of Directors’ nominees as directors, FOR the proposal to approve the Company’s Amended and Restated 2004 Long-Term Incentive Plan, FOR the proposal to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2009 and AGAINST the shareholder proposal relating to special shareowner meetings.

No business other than as set forth in the accompanying Notice of Annual Meeting is expected to come before the Annual Meeting. Should any other matter requiring a vote of shareholders be properly brought before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their best judgment on such matters. For information with respect to advance notice requirements applicable to shareholders who wish to propose any matter for consideration or nominate any person for election as a director at the 2010 Annual Meeting, see “Proposals of Shareholders.”

Other Information

The Company is making this solicitation. The cost of this solicitation will be borne by the Company. Solicitation and may be made personally or by telephone by officers and other employees of the Company who will not receive additional compensation for solicitation. The Company may retain a proxy solicitation firm to assist in the solicitation of proxies at a cost that will not be material

The principal executive offices of the Company are located at 100 Phoenix Drive, Ann Arbor, Michigan, 48108, and its telephone number is (734) 477-1100.

PROPOSAL 1
ELECTION OF DIRECTORS

  Eight directors will be elected at the Annual Meeting to serve until the 2010 Annual Meeting of Shareholders or until a successor is elected and qualified. Each of the nominees of the Company has committed to serve as a director if elected at the Annual Meeting and, to the best knowledge of the Board of Directors, is and will be able to serve if so elected. In the event that any of the nominees listed below should be unavailable to stand for election at the Annual Meeting, the persons named in the accompanying proxy intend to vote for such other person, if any, as may be designated by the Board of Directors, in the place of any nominee unable to serve.

Five of the nominees, Mr. Campbell, Mr. Cohen, Ms. Lane, Mr. Light and Mr. Pollock, have advised the Board of their desire to step down from the Board at some point over the next few months as replacements are found. The Board intends to retain a search firm to identify qualified candidates to replace these directors. The current intention of the Board is to keep the size of the Board at eight members, and to effect an orderly transition that may occur over a period of time or at a single point in time. Candidates will be evaluated by the Nominating and Corporate Governance Committee, which will make recommendations to the Board relating to the filling of the vacancies created by the contemplated resignations. The new directors will be appointed by the Board and will serve until the 2010 Annual Meeting or until a successor is elected and qualified.

Set forth below is a brief biography of each of the Company’s nominees for election as a director.

Michael G. Archbold, age 48. Mr. Archbold is the Executive Vice President, Chief Operating Officer and Chief Financial Officer of The Vitamin Shoppe. He joined The Vitamin Shoppe in his current position in 2007. He previously served as Executive Vice President, Chief Financial and Administrative Officer of Saks Fifth Avenue from 2005 through 2007. Mr. Archbold was with AutoZone from 2002 to 2005, where he served as Executive Vice President and Chief Financial Officer. From 1996 to 2002, he was Vice President and Chief Financial Officer of the Booksellers Division of Barnes & Noble, Inc., and prior to that was with Woolworth Corporation (now Foot Locker, Inc.), where he served in a series of financial management positions. He has served as a director of the Company since December 2007.

Donald G. Campbell, age 57. Mr. Campbell is an advisor to The TJX Companies, Inc., a global off-price retailer of apparel and home fashions. He joined TJX in 1973 and held a series of increasingly responsible management positions prior to assuming his current position in April 2009. His prior positions included Vice Chairman from 2006 to 2009, Senior Executive Vice President, Chief Administrative and Business Development Officer from 2004 until 2006 and Chief Financial Officer, Senior Vice President and Executive Vice President from 1989 until 2004. He has served as a director of the Company since July 2005.

Joel J. Cohen, age 71. Mr. Cohen has served as Chairman and co-Chief Executive Officer of Sagent Advisors, Inc., a financial advisory firm, since September 2003. Mr. Cohen served as the non-executive Chairman of the Board of The Chubb Corporation, a major property and casualty insurance holding company, from December 2002 until December 2003 and currently serves as lead director of that company. Mr. Cohen was Managing Director and co-head of Global Mergers and Acquisitions at Donaldson, Lufkin & Jenrette Securities Corporation (“DLJ”), a leading investment and merchant bank that was acquired by Credit Suisse, until November 2000. He had been associated with DLJ since October 1989. He had previously served as General Counsel to the Presidential Task Force on Market Mechanisms and as a partner of Davis Polk and Wardwell, attorneys. Mr. Cohen became a director of the Company in March 2001, and also serves as a director of Maersk, Inc., which engages in shipping and related businesses in the United States and Canada.

Amy B. Lane, age 56. Ms. Lane was Managing Director, Investment Banking Group, of Merrill Lynch from 1997 until her retirement in February 2002. From 1989 through 1996, Ms. Lane served as a Managing Director, Corporate Finance, of Salomon Brothers in New York. Ms. Lane served as a director of the Company from August 1995 until March 1999, and was again appointed a director in October 2001. Ms. Lane is also a director of The TJX Companies, Inc., a global off-price retailer of apparel and home fashions.

Brian T. Light, age 45. Mr. Light is Executive Vice President and Chief Information Officer for Staples, Inc., an office products company. In his current position, which he has served in since November 2005, he leads the Information Systems function supporting Staples’ corporate, U.S., and European retail, North American delivery, and European catalogue operations. He also served as Executive Vice President/Senior Vice President and CIO for Staples from 1998 to 2002. From 2002 to 2005, Mr. Light served as Executive Vice President, Business Delivery for Staples. In this position, he led the public catalog and e-commerce business for Staples in the U.S. and Canada. He also led Staples’ New Business Development organization, identifying growth vehicles and partnership opportunities. Before joining Staples, Mr. Light was employed from 1986 through 1998 by Accenture, most recently as an Associate Partner with specialization in the consumer packaged goods industry. He has served as a director of the Company since July 2005.

Ron Marshall, age 54. Mr. Marshall has served as President and Chief Executive Officer and a Director of the Company since January 2009. Mr. Marshall was Principal of Wildridge Capital Management, a private equity firm that he founded in 2006. For eight years prior to founding Wildridge Capital Management, he was Chief Executive Officer of Nash Finch Company, a $5 billion food distribution and retail organization. From 1994 to 1998, Mr. Marshall served as Executive Vice President and Chief Financial Officer of Pathmark Stores, Inc., a supermarket retailer. Prior to that, Mr. Marshall served in senior management positions in a variety of retail companies, including Dart Group Corporation’s Crown Books division and Barnes & Noble college bookstores.

Richard “Mick” McGuire, age 32. Mr. McGuire has served as non-executive Chairman of the Board of the Company since January 2009 and as a director of the Company since January 2008. He was a partner of Pershing Square Capital Management, L.P. until January 2009, where he served as one of five senior professionals responsible for managing approximately $6 billion in investor capital, a role that included evaluating, initiating and monitoring investments across a wide range of industries including, among others, retail, consumer, business services and financial services. Prior to joining Pershing Square in 2005, Mr. McGuire held positions at private equity funds J.H. Whitney & Co., and Stonington Partners, Inc.

Mr. McGuire holds a masters degree in business administration (MBA) from Harvard Business School and a bachelors degree from Princeton University.

Lawrence I. Pollock, age 61. Mr. Pollock has served as Managing Partner of Lucky Stars Partners LLC, an investment firm, since October 2004 and served as the non-executive Chairman of the Board of Directors of the Company from July 2006 until January 2009. Mr. Pollock served as President of Cole National Corporation, which operates retail vision and gift stores, from January 2000 and as Chief Executive Officer from June 2003 until the company was sold to Luxottica Group SpA in October 2004. From September 1998 until June 1999, Mr. Pollock served as President and Chief Executive Officer of HomePlace, Inc., a chain of home furnishings and housewares superstores, which he joined in January 1997 as Executive Vice President and Chief Operating Officer. From 1994 until 1996, he served as the President, Chief Operating Officer and a director of Zale Corporation, a jewelry retailer. Mr. Pollock has served as a director of the Company since August 1995.

The Board of Directors recommends that the shareholders vote “FOR” each of the Company’s nominees as directors.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independent Directors

The Board of Directors has determined that all of the members of the Board of Directors, other than Mr. Marshall and Mr. McGuire, are independent. In making the determination that a director is independent, the Board determines that the individual:

•	satisfies the requirements for independence adopted by the New York Stock Exchange, and

•	if an audit committee member, satisfies the independence requirements for Audit Committees under Rule 10A-3 promulgated under the Securities Exchange Act of 1934.

In addition, the Board reviews any relationships of a director that would require disclosure in the Company’s Proxy Statement under Item 404 of Regulation S-K of the Securities and Exchange Commission. In general, that item requires disclosure of any direct or indirect interest that a director may have in any transaction with the Company that exceeds $120,000. Any director who is a party to any such transaction, or whose immediate family member is a party to any such transaction, is deemed to have a material relationship with the Company and thus not be independent unless either:

•	the transaction or relationship is of a nature covered by the New York Stock Exchange or Securities and Exchange Commission independence requirements but does not meet the thresholds contained in such provisions, or

•	the Board determines, after reviewing the nature of the transaction or relationship and amount involved, that the director’s ability to act in a fair and impartial manner will not be affected thereby.

The specific criteria used by the Board in determining the independence of directors are set forth under the caption “Board Size and Independence” in the Company’s Corporate Governance Guidelines, which are available on the Company’s Web site. See “Corporate Governance” below.

In determining that Mr. McGuire is not independent at this time, the Board considered both his and the Company’s relationships with Pershing Square. This determination will be reviewed periodically as circumstances change.

Board of Directors Meetings and Committees

During the fiscal year ended January 31, 2009, the Board of Directors held five regularly scheduled meetings and 24 additional meetings to discuss specific topics. The Board of Directors has also established standing Audit, Compensation and Nominating and Corporate Governance Committees. The membership and functions of the committees of the Board of Directors are as follows:

The Audit Committee is responsible for the appointment, compensation and oversight of the independent registered public accounting firm for the Company, including the resolution of any disagreements between the Company and the auditors regarding financial reporting. The Committee also reviews and makes recommendations regarding the annual audit of the Company’s financial statements and the Company’s internal controls, accounting practices and policies. The Audit Committee held four regular meetings during the fiscal year ended January 31, 2009. In addition, the Committee reviewed and telephonically discussed with management each of the Company’s earnings releases, as well as its quarterly and annual reports to the Securities and Exchange Commission.

The current members of the Audit Committee are Mr. Archbold, Mr. Campbell (Chairman), Ms. Lane and Mr. Light. The Board of Directors has determined that each of the members of the Audit Committee is independent, that all of the members of the Audit Committee meet the requirement of the New York Stock Exchange rules that each member be financially literate, and that Mr. Archbold, Mr. Campbell and Ms. Lane meet the requirement of the New York Stock Exchange rules that at least one member of the Audit Committee have accounting or related financial management expertise. The Board of Directors has further determined that Mr. Archbold, Mr. Campbell and Ms. Lane are “audit committee financial experts” within the meaning of the rules promulgated by the Securities and Exchange Commission.

The Compensation Committee was established for the purpose of reviewing and approving the nature and amount of compensation for executive officers of the Company. The Compensation Committee also administers certain of the Company’s employee benefit plans. Four meetings of the Compensation Committee were held during the fiscal year ended January 31, 2009. The current members of the Compensation Committee are Mr. Cohen (Chairman), Mr. Pollock, Dr. Greene Medford and Mr. Weiss, all of whom are independent.

The Nominating and Corporate Governance Committee makes recommendations to the Board of Directors regarding the size, composition and compensation of the Board and the Committees of the Board. The Committee also makes recommendations to the Board regarding corporate governance matters and practices, including formulating and periodically reviewing the Corporate Governance Guidelines that have been adopted by the Board.

Under the Company’s Policy and Procedures regarding Related Party Transactions, the Nominating and Corporate Governance Committee also is responsible for reviewing and approving any related party transactions. Related party transactions generally are transactions in excess of $120,000 in which any executive officer or director has a direct or indirect material interest. The Company’s Policy discourages such transactions but recognizes that, in certain limited circumstances, it may be advantageous for the Company to engage in a related party transaction. Any director or executive officer desiring to enter into such a transaction must submit relevant information to the General Counsel of the Company, who then forwards the information to the Committee for consideration. Each director and executive officer also is required to respond to an annual questionnaire covering related party transactions.

The Nominating and Corporate Governance Committee met five times during the fiscal year ended January 31, 2009. The current members of the Nominating and Corporate Governance Committee are Ms. Lane (Chairman), Mr. Archbold, Mr. Campbell, Mr. Cohen and Mr. Pollock, all of whom are independent.

Each director attended at least 75% of the meetings of the Board and the Committees on which he or she served during the fiscal year ended January 31, 2009.

Corporate Governance

The Board of Directors has adopted written charters of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. These charters, as well as the Company’s Corporate Governance Guidelines and its Policies with Respect to Poison Pills, Executive

Severance Payments and Related Party Transactions, are available on the Company’s Web site at www.borders.com/investors.

The Company has adopted a Business Conduct Policy and a Code of Ethics Relating to Financial Reporting that apply to the principal executive, financial and accounting officers of the Company, among others. These documents are available on the Company’s Web site at the Internet address set forth above. The Company will disclose on its Web site any amendments to the Business Conduct Policy or the Code of Ethics Relating to Financial Reporting and any waiver of such policies applicable to any executive officer.

Printed copies of any of the documents available on the Company’s Web site will be provided to any shareholder without charge upon written request to Anne Roman, Investor Relations, Borders Group, Inc., 100 Phoenix Drive, Ann Arbor, Michigan 48108-2202.

Compensation Committee Interlocks and Insider Participation

None of the current members of the Compensation Committee nor any former member during fiscal 2008 is a former officer or employee of the Company or its subsidiaries or has any relationship with the Company requiring disclosure in accordance with the applicable rules of the Securities and Exchange Commission relating to compensation committee interlocks and insider participation.

Meetings of Non-Management Directors

The non-management directors of the Company meet in executive session at each of the regularly scheduled Board meetings and have an additional meeting of only the non-management directors. Mr. McGuire, Chairman of the Board, presides over such meetings.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and 10% beneficial owners to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock of the Company. Such officers and directors are required by SEC regulations to furnish to the Company copies of all Section 16(a) reports that they file. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company during the fiscal year ended January 31, 2009 and written representations that no other reports were required, all officers and directors of the Company complied with the Section 16(a) filing requirements.

Nomination of Directors

In recommending nominees to serve as directors of the Company, the Nominating and Corporate Governance Committee will consider candidates recommended by shareholders. In considering individuals to serve as directors, the Committee will apply the same criteria to candidates recommended by shareholders as it applies to other candidates. The criteria to be used by the Committee in considering candidates to serve as directors are provided for in the Charter of the Committee and include: (i) a review of the background and skills of the candidate, with the objective of having a Board of Directors comprised of outstanding individuals with diverse backgrounds and expertise; (ii) a review of the other directorships and commitments of the individual to make certain that he or she will have adequate time to devote to the affairs of the Company; and (iii) a consideration by the Committee of the importance of having at least one independent director with significant experience and expertise in retailing and at least one independent director with significant experience and expertise in finance.

Any shareholder who desires to recommend to the Nominating and Corporate Governance Committee a candidate to serve as a director of the Company should adhere to the procedures described under “Communications with the Board of Directors” in this Proxy Statement. If the shareholder desires to have such candidate considered by the Committee for inclusion in the Company’s Proxy Statement for the 2010

Annual Meeting, background information with respect to the candidate should be submitted to the Board prior to December 31, 2009.

Mr. Marshall was recommended by a shareholder to serve on the Board. The Nominating and Corporate Governance Committee did not utilize a search firm in connection with his appointment to the Board.

Communications with the Board of Directors

The Board of Directors of the Company has established procedures for individuals to communicate with the Board as a whole, with the non-management directors as a group or with individual Board members. Communications to the Board as a whole should be addressed as follows: “Board of Directors of Borders Group, Inc., c/o Corporate Secretary.” Communications to the Chairman of the Board or to the non-management directors as a group should be addressed as follows: “Chairman of the Board of Directors of Borders Group, Inc., c/o Corporate Secretary.” Communications to an individual Board member should be addressed to the individual Board member, c/o Corporate Secretary. The Secretary of the Company will review the correspondence and, subject to the following sentence, will forward it to the Board member or members to whom it was addressed. The correspondence will not be forwarded if the non-management directors instruct the Secretary not to forward correspondence covering the applicable subject matter. Correspondence that is not forwarded pursuant to the instructions of the non-management directors will be made available to any non-management director who wishes to review it. All correspondence should be mailed to the Company’s principal office at 100 Phoenix Drive, Ann Arbor, Michigan 48108.

Shareholder proposals intended to be presented at a meeting of shareholders by inclusion in the Company’s proxy statement or intended to be brought before shareholders meeting in compliance with the Company’s bylaws are subject to specific notice and other requirements referred to under “Proposals of Shareholders” below. The communications process for shareholders described above does not modify or relieve any requirements for shareholder proposals intended to be presented at a meeting of shareholders.

Board Attendance at the Annual Meeting

The Company encourages Board members to attend the Annual Meeting of Shareholders, and schedules a Board meeting on the same day as the Annual Meeting to facilitate such attendance. All of the directors, other than Mr. Weiss, attended the 2008 Annual Meeting.

Related Party Transactions

During fiscal 2008, the Company completed a financing transaction with affiliates of Pershing Square Capital Management, L.P. (together with its affiliates, “Pershing Square”). Pershing Square is the Company’s largest shareholder and, at the time of the transaction, Mr. McGuire, a director of the Company, was a partner of Pershing Square. The financing transaction was unanimously approved by the disinterested members of the Company’s Board of Directors, including each of the members of the Nominating and Corporate Governance Committee, after a full review by the Board and its financial and legal advisors of the financing transaction and potential alternative transactions.

The transaction consisted of three components:

•	Pershing Square provided the Company with a senior secured term loan facility for $42,500,000 with an initial maturity date of January 15, 2009 (the “Term Loan Facility”);

•	Pershing Square made an offer to purchase, at the option of the Company until January 15, 2009, subject to the satisfaction or waiver of certain conditions (the “Purchase Offer Option”), certain of the Company’s international businesses for an aggregate cash price of $135,000,000, or, alternatively, to purchase Borders’ U.K. based business interests (the “UK Purchase Offer Option”) for an aggregate cash price of $65,000,000, the less indebtedness for borrowed money attributable to such businesses;

•	The Company issued Pershing Square warrants to purchase 9.55 million shares of Common Stock (the “Warrants”) at an exercise price of $7.00 per share, subject to anti-dilution adjustments, and agreed to issue Pershing Square warrants to purchase an additional 5.15 million shares of Common Stock at the same exercise price, subject to anti-dilution adjustments, upon the occurrence of specified events.

The loan under the Term Loan Facility bears interest at a rate equal to 9.85% per annum. All obligations under the Term Loan Facility are unconditionally guaranteed by each of the Company’s subsidiaries that is a guarantor under the Company’s existing credit facility and by a security interest in approximately 65% of the outstanding shares of the capital stock of the Company’s Borders Superstores (UK) Ltd. subsidiary. The Company is entitled to repay the loan under the Term Loan Facility at any time without premium or penalty. Pershing Square received a fee equal to 2.25% of the initial maximum principal amount of the loan on the closing date of the Term Loan Facility and received an additional fee of 2.25% of the principal of the loan on January 15, 2009. In addition, the Company agreed to reimburse Pershing Square for its reasonable expenses in connection with the financing transaction.

In December of 2008 and February of 2009, the Company and Pershing Square agreed to extend, until February 16, 2009 and April 15, 2009, respectively, the expiration of the UK Purchase Offer Option and the maturity date of the Term Loan Facility. During fiscal 2008, the Company paid approximately $5.3 million in interest and fees on the Term Loan Facility and also reimbursed Pershing Square for its expenses in connection with the financing transaction. In February 2009, the Company paid Pershing Square $750,000 for reimbursement of expenses and the extension of the UK Purchase Offer Option.

In January 2009, the Company and Pershing Square amended the UK Purchase Offer Option to give the Company the right to require Pershing to acquire all of the shares of the Paperchase gifts and stationary business (“Paperchase”), whereas the UK Purchase Offer Option previously applied to substantially all of the shares of Paperchase and the Company’s minority interest in Bookshop Acquisition Ltd. The consideration for the UK Purchase Offer Option remains the same at $65,000,000.

In March 2009, the Company and Pershing Square extended the maturity date of the Term Loan to April 1, 2010. At the same time, the Company issued 100 shares of common stock to Pershing Square at $.65 per share. Under the full ratchet provisions of the agreement relating to the Warrants, this issuance had the effect of resetting the strike price on Pershing Square’s 14.7 million warrants to $.65 per share. The Company and Pershing Square agreed that Pershing Square may only exercise their warrants in cumulative 25% tranches quarterly until December 31, 2009, at which point all of the warrants issued under the Warrant Agreement will again be exercisable. These limitations on exercisability will become inapplicable should the Company enter into certain extraordinary transactions.

The date by which the Company was obligated to provide Pershing Square with notice of acceptance of the UK Purchase Offer Option has passed. Accordingly, the Company will no longer be able to exercise its right under the UK Purchase Offer Option to “put” the Paperchase business to Pershing Square.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth below. Based upon such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Joel Cohen, Chairman
Edna Greene Medford
Lawrence Pollock
Michael Weiss

COMPENSATION DISCUSSION AND ANALYSIS

General Goals and Objectives

The goal of the Company’s compensation program for executive officers is to establish and maintain compensation policies and practices that will enable the Company to attract, retain, and motivate outstanding executive officers who will drive superior operating performance.

The Company’s compensation philosophy is to align each executive officer’s compensation with the Company’s business objectives in order to provide value for shareholders. Consistent with this philosophy, the Company has established a compensation program comprised of base salary and short- and long-term incentive opportunities. In combination, these components are intended to generate below-market compensation in the event of poor operating performance and above-market compensation in the event of superior performance. As an additional step to align the interests of the executive officers with those of shareholders, the Company encourages stock ownership by executive officers.

As discussed under the caption “Current Compensation Issues and Actions” below, the Company has experienced a variety of factors in 2008 and 2009 that have impacted compensation decisions. These developments have not resulted in a fundamental change in the goals and objectives of the Company’s executive compensation program, but have resulted in changes to the selection and allocation of the components of the compensation in order to more effectively address the Company’s current situation.

Benchmarking

In order to determine the external competitiveness of the compensation program, the Company benchmarks total compensation levels for executive officers to compensation paid to executives at other companies. The “market” rate for salaries provided by comparable retailers is determined from information gathered from published surveys and compensation information that is publicly reported by a select group of 19 other retail companies (the “Peer Group Companies”). The Peer Group Companies, which may change from time to time, consist primarily of retail companies with revenues comparable to the Company or with whom the Company believes it competes for management talent. Currently, the Peer Group Companies are: Abercrombie & Fitch Co.; Advance Auto Parts, Inc.; AutoZone, Inc.; Barnes & Noble, Inc.; Bed, Bath & Beyond, Inc.; Dick’s Sporting Goods; Foot Locker, Inc.; Jo-Ann Stores Inc.; Kohl’s Corp.; Limited Brands, Inc.; Payless Shoe Source, Inc.; PetSmart, Inc.; Pier 1 Imports, Inc.; Radio Shack, Corp.; Ross Stores; Staples, Inc.; The TJX Companies, Inc.; Trans World Entertainment Corp. and Williams-Sonoma, Inc.

The Compensation Committee uses the compensation information from the Peer Group Companies as data points in determining the forms and levels of executive compensation, but does not target its compensation levels to be within a specific range of the levels of the Peer Group Companies.

Procedures Relating to the Company’s Executive Compensation Program

The elements of the Company’s compensation program, as well as individual determinations of salary, bonus and long-term incentive awards, involve primarily the interaction of the Compensation Committee and the Company’s Executive Vice President and Chief Administrative Officer.

Generally, the Executive Vice President and Chief Administrative Officer coordinates the gathering of the compensation levels of Peer Group Companies and other information relevant to the Company’s compensation programs. Included in this information are the equity stake that each executive officer has in the Company and the extent to which the officer has an incentive to remain with the Company and to drive for strong performance, taking into account factors such as the future vesting of long-term awards and the likelihood that applicable performance targets will be achieved. This information generally is discussed with the Committee at meetings held in September and December of each year in preparation for the actual determinations of salary and incentives, which occurs in March of each year. Based upon input from the Committee and the Chief Executive Officer, the Executive Vice President and Chief Administrative

Officer presents to the Committee at its March meeting proposed salaries and incentive compensation awards for executive officers on an individual-by-individual basis. The Committee discusses the proposals and makes its determinations. In performing its role, the Committee periodically receives input from Frederic W. Cook & Co., a compensation-consulting firm retained by the Committee.

Equity awards approved by the Committee are made as of a date determined by the Committee and are based on the level and scope of the recipient’s position. Generally, annual grants and awards are approved at the March meeting of the Compensation Committee and made effective as of the first business day of April.

Fair market value is defined as the closing price of a share of the Company’s stock on the New York Stock Exchange on the day prior to the effective date of the grant or award or, if the stock is not traded on such date, the closing price on the first day prior thereto on which the stock was traded. The Company uses this definition, rather than the closing price on the effective date of grant or award, because: (i) all equity plans approved by shareholders since the Company became a public company in 1995 have included this definition, and (ii) the consistent use of this definition has been beneficial for purposes of plan communications and employee understanding.

The Compensation Committee also approves the performance targets under the Company’s annual and, if applicable, long-term incentive plans. Except with respect to certain awards subject to Section 162(m) of the Internal Revenue Code, which relates to compensation in excess of $1 million, the Committee has the discretion to interpret and change the performance criteria. The Committee has used such discretion primarily to adjust awards as appropriate to take into account events or factors that were not anticipated at the time that the applicable performance standards were established.

The Committee is not authorized to delegate any of its responsibilities with respect to any aspect of awards made to executive officers. Pursuant to the Long-Term Incentive Plan, the Committee has delegated to the Chief Executive Officer and the Executive Vice-President and Chief Administrative Officer the right to make awards under the Plan to non-executive officers. All awards made pursuant to such delegated authority are reviewed at the next meeting of the Committee.

Current Compensation Issues and Actions

The Company has experienced a number of factors recently that have impacted the actions of the Compensation Committee. These factors include: (i) the difficult economic conditions generally and the Company’s particular needs to improve its performance and to strengthen its balance sheet; (ii) a significant decline in the market price of the Company’s shares; (iii) the public strategic alternative process undertaken by the Company in 2008; (iv) significant management restructurings in both 2008 and 2009 in order to improve performance and lower costs; and (v) retention issues relating to the Company’s below-market compensation resulting from the failure of the Company to achieve performance targets under incentive plans and the substantial decline in value of outstanding equity awards. In order to address these issues, the Compensation Committee has taken the following actions:

•	structured the compensation of Mr. Marshall, who joined the Company in January 2009, to be heavily weighted toward non-cash equity incentive awards in order to reward long-term performance.

•	granted non-cash equity incentive awards to executive officers at the time of Mr. Marshall’s hiring, which was outside of the normal annual grant cycle, in order to provide greater alignment and incentives for the executives to remain with the Company and to drive improvements in long-term performance. These grants were in lieu of grants that otherwise would have been made in April 2009, when annual awards are normally made.

•	established a retention program in 2008 that provided that designated executives would receive an amount equal to their 2008 target bonus if they remained with the Company until specified dates following the conclusion of the strategic alternative process.

•	altered its methodology for determining the types and levels of equity incentive grants, which also has altered the allocation of the components of compensation.

•	suspended merit salary increases and discontinued matching contributions to the Company’s Savings Plan.

Allocation of the Components of Compensation

Because the Committee believes that the senior level executives are primarily responsible for decisions impacting the long-term results of the Company, long-term compensation is greater in proportion to base salary at higher levels of responsibility. Accordingly, a large option grant was made as an inducement to Mr. Marshall to become President and Chief Executive Officer of the Company in January 2009.

Historically, the Committee has based an executive’s annual bonus opportunity and the value of his or her long-term incentive award on a percentage of salary. For example, for Executive Vice-Presidents, both the target bonus opportunity and the value of the executive’s long-term incentive award for fiscal 2008 were set at 80% of base salary. As a result of the significant decrease in the price of the Company’s shares, for fiscal 2009, the Committee has moved away from such percentage allocation for long-term incentive awards because the lower equity value would have resulted in inordinately large equity awards in relation to an executive’s salary.

To illustrate, if the allocation formula called for an individuals to receive a long-term incentive award valued at $100,000 and the award were made in the form of restricted stock, the individual would receive 10,000 restricted shares if the price were $10.00 per share, but 200,000 restricted shares at a price of $.50 per share. Rather than using a formula based upon a percentage of compensation, for 2009 the Committee has awarded a specific number of options. The number selected for executives other than Mr. Marshall, which was 100,000 options, was intended to be large enough to provide an incentive to drive superior performance and to address retention issues, and was not tied directly to the executive officer’s compensation level.

Following is a brief discussion of each of the principal components of the compensation of executive officers.

Base Salary

The Committee approves pay ranges for executive officers based primarily upon survey information and proxy data relating to Peer Group Companies. Where the base salary of an officer falls within the relevant range is based upon a number of factors, including the officer’s prior relevant experience, individual performance, scope of responsibilities and contribution to the Company’s financial goals and strategic initiatives.

With respect to Mr. Marshall’s salary, the Committee’s goal was to be slightly below market and to allocate a greater value to non-cash equity incentive awards, the ultimate value of which is tied to the Company’s performance.

Annual Cash Incentives

Under the Company’s Annual Incentive Bonus Plan, executive officers are eligible to receive cash awards based upon the attainment of annual performance goals. Generally, incentive bonus opportunities are expressed as a dollar amount based upon a percentage of each executive’s base salary. The performance criteria for executive officers at the executive vice president level and above are generally based upon the Company’s attainment of specified levels of performance.

The terms “threshold,” “target” and “maximum” are used to define the continuum of acceptable performance by the Company for purposes of the Bonus Plan. The levels are established by the Committee, and provide a scale for awards tied to performance. In establishing performance levels, the Committee takes into account the Company’s results for the prior year and its planned performance for the current year.

“Threshold” is the minimum level of acceptable performance. The Bonus Plan requires that the Committee establish a threshold level of performance for financial measures, below which no bonus tied to financial goals would be paid under the Plan. “Target” is the intended and expected level of performance. “Maximum” is performance that exceeds expectations, a “stretch” goal, but sets a ceiling on bonus potential. The Annual Incentive Bonus Plan award at “target” for each executive is determined and benchmarked with reference to retail industry practices.

The following table sets forth the threshold, target and maximum bonus opportunities, as a percentage of salary, for positions above the senior vice president level:

	Threshold	Target	Maximum

President and CEO	25%	100%	200%
Executive Vice President	20%	80%	160%

Company-based performance goals for executive officers for fiscal 2008 were based upon the attainment of specified levels of net income before non-recurring items. The Company considers the specific goals to be confidential information that is not material to investors and does not disclose them. As is evident from the fact that financial threshold levels have not been met in any of the last three years, the financial goals are intended to be meaningful and the achievement of them uncertain.

Long Term Incentives

The Compensation Committee administers the Borders Group, Inc. 2004 Long-Term Incentive Plan. The goal of the Long-Term Incentive Plan is to retain key leadership and drive long-term performance.

For fiscal 2008, awards under the Plan for officers, other than the Chief Executive Officer, consisted of two grants: (i) a grant of restricted shares in April of 2008 as part of the normal annual grant process, and (ii) a grant of options for 100,000 shares in January of 2009 in connection with the management restructuring pursuant to which Mr. Marshall became President and Chief Executive Officer of the Company. The specific number of restricted shares granted in April of 2008 was determined by dividing a designated amount of the officer’s salary for the year by the fair market value of the restricted shares (without reduction for the restrictions). The value of the awards was benchmarked against survey data with an emphasis on retail industry practices. The methodology is illustrated by the following example:

Position	Executive Vice President

Award as a Percentage of salary	80%
Salary	$300,000
Award	$240,000 ($300,000 x 80%)
Restricted shares	40,885 shares ($240,000)
$5.87

The January 2009 option grant to executive officers was made in lieu of the annual grant that would have been made in April 2009. As explained above, in order to avoid the inordinately large awards that would have resulted from the low price of the Company’s shares, the number of options granted was not tied to specific salary levels.

In addition to annual grants, occasionally special grants are made under the Long-Term Incentive Plan. These usually take the form of restricted shares or options. The reasons for these types of awards include: (i) keeping key executives focused and driving toward results during periods of transition or intense change and (ii) retaining and motivating key employees.

Executive Stock Ownership Guidelines

The Company believes that it is important for its executive officers to maintain stock ownership so that decision making is aligned with the overall interests of shareholders. With that intention, the Board of Directors has adopted the following Executive Stock Ownership Guidelines:

Executive Officer Position	Ownership Guideline

President and CEO	200,000 shares
Executive Vice President	30,000 shares

The Company recognizes that, particularly for new executive officers, compliance with these guidelines may not be immediately practicable, and the Committee considers an executive officer’s equity holdings in structuring the components of his or her compensation.

Perquisites

The Company’s executive compensation programs offer few perquisites or benefits that are not offered to all employees. This has remained constant throughout the Company’s history. The principal perquisite for executive officers is a long-term disability program.

Policy With Respect To Employment And Severance Agreements

Historically, the Company has not entered into fixed-term employment agreements with executives other than the chief executive officer. Prior to his becoming an executive officer, the Company entered into an agreement with Mr. Bierley pursuant to which he will be eligible for retention payments in the aggregate amount of $600,000 if he remains employed by the Company through March 2010.

The Company has entered into agreements with each executive officer of the Company other than the chief executive officer that provide for severance to the officer in the event that his or her employment is terminated by the Company without cause. The principal purpose of these agreements is to enhance the Company’s ability to attract executives by providing interim assistance to them in the event that the executive’s employment is terminated without cause. Consistent with that purpose, in the event of a change of control, payments are made only if the executive’s employment is actually terminated without cause and are not triggered solely by the change of control itself. Information concerning the employment and severance agreements with executive officers is included in the footnotes to the Summary Compensation Table, and under the caption “Potential Payments upon Termination or Change-of-Control” below.

The Company has historically avoided the use of excise tax gross-up provisions relating to a change of control. The Company has no gross-up obligations in place with respect to any executives of the Company other than with Mr. Marshall. A limited, one-year gross-up provision was included in Mr. Marshall’s agreement when he was recruited in January 2009 that provides benefits substantially reduced from typical gross-up provisions. Most importantly, the gross-up provision expires in approximately one year from the date of Mr. Marshall’s hire (February  1, 2010), compared to multi-year terms or indefinite expiration dates which the Company believes are common in practice. Among other considerations, the one-year period was believed appropriate in light of IRS rules that could increase the exposure for excise taxes in regard to a change in control that occurred during the first year following the grant of equity awards. In addition, the gross-up will apply only to the extent related change-in-control payments exceed 115% of the IRS “safe harbor”. Consistent with the Company’s long-standing philosophy and historical practice, however, in the future the Company intends to refrain from entering into agreements with executives that could result in the Company paying taxes associated with change-in-control payments.

Tax And Accounting Considerations

The Committee considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which places a limitation on tax deductions for publicly held corporations for individual compensation to certain executives exceeding $1,000,000 in any taxable year, unless the compensation is performance based. The Company generally attempts to structure its compensation programs in such a manner that payments and awards are deductible for federal income tax purposes. However, in certain situations, the Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers.

Beginning in 2006, the Company began accounting for stock-based payments and awards, including stock options, restricted shares and restricted share units, in accordance with the requirements of FASB Statement 123(R).

SUMMARY COMPENSATION TABLE

The following table sets forth information regarding the compensation earned during the last three fiscal years by (i) the two individuals who served as the Company’s President and Chief Executive Officer during the year, (ii) the two individuals who served as the Company’s Executive Vice President and Chief Financial Officer during the year, (iii) the three other most highly compensated executive officers of the Company who were serving as executive officers at the end of fiscal 2008, and (iv) a former executive officer who would have been included in (iii) if he had been employed by the Company at the end of the fiscal year.

The Company does not maintain a defined benefit pension or supplemental retirement plan or provide above market earnings on deferred compensation, and thus column (h) has been omitted from the table.

						Non-Equity	All Other
						Incentive	Compen-
				Stock	Option	Plan	sation	Total
	Year	Salary ($)	Bonus ($)	Awards ($)	Awards ($)	($)	($)	($)
Name and Principal Position(a)	(b)	(c)	(d)	(e)(1)	(f)(1)	(g)(2)	(i)(3)	(j)

Ron Marshall(4)	2008	$57,692	$0	$0	$47,485	$0	$275,000	$380,177
President and Chief Executive Officer
Mark Bierley(5)	2008	$278,269	$0	$95,791	$2,374	$124,200	$164,862	$665,496
Executive Vice President,	2007	$275,741	$0	$49,544	$25,892	$28,167	$7,848	$387,192
Chief Financial Officer	2006	$263,803	$0	$27,505	$0	$0	$9,257	$300,565
Kenneth H. Armstrong(6)	2008	$378,942	$0	$124,308	$2,374	$0	$660,045	$1,165,669
Executive Vice President of U.S. Stores	2007	$329,808	$140,000	$33,492	$62,333	$0	$190,953	$756,586
Daniel T. Smith(7)	2008	$338,365	$0	$185,651	$2,374	$120,000	$281,166	$927,556
Executive Vice President and	2007	$307,596	$0	$130,198	$44,714	$94,500	$10,323	$587,331
Chief Administrative Officer	2006	$260,385	$0	$87,378	$0	$0	$31,864	$379,627
Thomas D. Carney	2008	$296,538	$0	$163,128	$2,374	$120,000	$249,555	$831,595
Executive Vice President,	2007	$278,654	$0	$120,108	$54,494	$42,000	$13,658	$508,914
General Counsel and Secretary	2006	$273,654	$0	$86,855	$0	$0	$20,421	$380,930
Former Officers
George Jones(8)	2008	$774,904	$0	$760,894	$158,303	$0	$2,911,920	$4,606,021
President and Chief Executive Officer	2007	$775,000	$0	$23,491	$723,509	$0	$622,907	$2,144,907
	2006	$432,212	$0	$366,296	$498,376	$0	$384,923	$1,681,807
Edward W. Wilhelm(9)	2008	$400,000	$0	$384,009	$0	$0	$1,556,237	$2,340,246
Executive Vice President,	2007	$393,269	$0	$250,518	$89,969	$0	$7,055	$740,811
Chief Financial Officer	2006	$353,654	$0	$175,802	$0	$0	$41,187	$570,643
Robert P. Gruen(10)	2008	$483,269	$0	$249,611	$158,303	$0	$979,543	$1,870,726
Executive Vice President of Merchandising and Marketing	2007	$475,000	$190,000	$132,065	$33,914	$0	$147,138	$978,117

(1)	The amounts in columns (e) and (f) represent the dollar amount recognized for financial statement reporting purposes for the respective fiscal years in accordance with FAS 123(R) of awards pursuant to the Long-Term Incentive Plan, which may include amounts from awards granted during or prior to 2006. The assumptions used in the calculation of these amounts are included in footnote 12 to the Company’s audited financial statements for the fiscal year ended January 31, 2009 included in the Company’s Annual report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2009. The amounts in column (e) include the dividends paid on restricted shares for years prior to fiscal 2008. The amounts in column (e) do not include any expense related to the grant of restricted stock units (“RSUs”) which, in accordance with FAS 123(R), have not been expensed in the Company’s financial statements because it is not probable that the performance conditions of these RSUs will be achieved.

(2)	The amounts in column (g) represent the cash awards to the named individuals under the Annual Incentive Bonus Plan. The goals under the Annual Incentive Bonus Plan that were based upon the Company’s results for the respective fiscal year were not satisfied and thus no bonuses were paid under the Plan except that during 2008 and 2007 Mr. Bierley, Mr. Smith and Mr. Carney each earned a portion of the bonus for which he was eligible based upon his individual performance.

(3)	The amounts in column (i) consist of employer contributions credited under the Borders Group Savings and Non-Qualified Deferred Compensation Plans, the taxable portion of the Company provided life insurance and the value of Company-paid financial planning services. The amount for

Mr. Marshall in 2008 includes a signing bonus of $250,000 and a relocation payment of $25,000. The amount for Mr. Bierley in 2008 includes a retention payment of $159,000. The amount for Mr. Armstrong in 2008 includes $654,500 of severance payments. The amount for Mr. Smith in 2008 includes a retention bonus of $272,000. The amount for Mr. Carney in 2008 includes a retention payment of $240,000. The amount for Mr. Jones in 2008 includes a severance payment of $2,312,784, a portion of which will be paid to Mr. Jones during fiscal 2009, subject to mitigation and his compliance with a non-compete provision, as well as the first of three monthly payments of $170,000 to Mr. Jones for consulting services in January, February and March of 2009. The amounts shown for Mr. Wilhelm in 2008 include a severance payment of $1,550,000, a portion of which will be paid to Mr. Wilhelm during fiscal 2009, subject to mitigation and his compliance with a non-compete provision. The amount for Mr. Gruen in 2008 includes a severance payment of $873,000, a portion of which will be paid to Mr. Gruen during fiscal 2009, subject to mitigation and his compliance with a non-compete provision.

(4)	Mr. Marshall commenced employment with the Company on January 5, 2009.

(5)	Mr. Bierley became Executive Vice President and Chief Financial Officer and an executive officer of the Company in January 2009. He previously served as Senior Vice President of Finance.

(6)	Mr. Armstrong ceased to serve as an executive officer on February 2, 2009. Included in column (i) for Mr. Armstrong is an aggregate of $654,500 payable in accordance with the terms of the severance agreement between the Company and Mr. Armstrong. Pursuant to the agreement, Mr. Armstrong received a one-time severance payment of $654,500. The stock awards shown in column (e) for Mr. Armstrong were forfeited as a result of his termination of employment with the Company.

(7)	Mr. Smith was named Chief Administrative Officer of the Company in January 2009. He previously served as Executive Vice President of Human Resources.

(8)	Mr. Jones ceased to serve as an executive officer on January 5, 2009. Included in column (i) for Mr. Jones is an aggregate of $2,312,784 payable in accordance with the terms of the severance agreement between the Company and Mr. Jones. Pursuant to the agreement, Mr. Jones will receive severance benefits of $127,500 per month beginning in July 2009 and continuing until March 31, 2010, at which time the balance severance obligation will be paid to him. In addition, Mr. Jones will receive a payment in the amount of $765,000, which is equal to six monthly severance payments, after the six month anniversary of the effective date of his termination of employment. The severance payments are subject to reduction for amounts earned from other employment and to discontinuance if Mr. Jones competes with the Company. The stock awards shown in column (e) for Mr. Jones were forfeited as a result of his termination of employment with the Company.

(9)	Mr. Wilhelm ceased to serve as an executive officer on January 5, 2009. Included in column (i) for Mr. Wilhelm is an aggregate of $1,550,000 payable in accordance with the terms of the severance agreement between the Company and Mr. Wilhelm. Pursuant to the agreement, Mr. Wilhelm will receive severance benefits of $60,000 per month until March 31, 2010, at which time the balance severance obligation will be paid to him. The severance payments are subject to reduction for amounts earned from other employment and to discontinuance if Mr. Wilhelm competes with the Company.

(10)	Mr. Gruen ceased to serve as an executive officer on January 5, 2009. Included in column (i) for Mr. Gruen is an aggregate of $873,000 payable in accordance with the terms of the severance agreement between the Company and Mr. Gruen. Pursuant to the agreement, Mr. Gruen will receive severance benefits of $72,750 for 12 months. The severance payments are subject to reduction for amounts earned from other employment and to discontinuance if Mr. Gruen competes with the Company. The stock awards shown in column (e) for Mr. Gruen were forfeited as a result of the termination of his employment with the Company.

GRANTS OF PLAN-BASED AWARDS

						All	All Other
						Other	Option
						Stock	Awards:
						Awards:	Number
			Estimated Future Payouts			Number	of
		Date of	Under Non-Equity Incentive			of	Securities		Grant Date
		Compen-	Plan Awards((1))			Shares	Under-		Fair Value
		sation	Thresh-		Maxi-	of Stock	lying	Exercise or	of Stock
	Grant	Committee	old	Target	mum	or Units	Options	Base Price	and Option
	Date	Approval	($)	($)	($)	(#)	(#)	of Option	Awards
Name(a)	(b)	(b)	(c)(1)	(d)(1)	(e)(1)	(i)(2)	(j)	Awards	(l)

Ron Marshall(3)	1/09/09	1/2/09	$187,500	$750,000	$1,500,000	N/A	2,000,000	$0.57	$751,116

Mark Bierley	4/01/08	3/10/2008				27,087		$5.87	$159,001
	1/09/09	1/2/09	$75,000	$300,000	$600,000		100,000	$0.57	$37,556

Kenneth H. Armstrong	4/01/08	3/10/2008				52,470		$5.87	$307,999
	1/09/09	1/2/09	$77,000	$308,000	$616,000		100,000	$0.57	$37,556

Daniel T. Smith	4/01/08	3/10/2008				46,337		$5.87	$271,998
	1/09/09	1/2/09	$75,000	$300,000	$600,000		100,000	$0.57	$37,556

Thomas D. Carney	4/01/08	3/10/2008				40,886		$5.87	$240,001
	1/09/09	1/2/09	$60,000	$240,000	$480,000		100,000	$0.57	$37,556

Former Officers

George Jones	4/01/08	3/10/2008				461,148		$5.85	$2,697,716
	4/02/08	3/10/08	$170,080	$680,000	$1,369,000		200,000	$5.85	$466,000

Edward W. Wilhelm	4/01/08	3/10/2008				54,514		$5.87	$319,997
	6/02/08	5/21/08	$80,000	$320,000	$640,000	24,430		$6.14	$150,000

Robert P. Gruen	4/01/08	3/10/2008	$97,000	$388,000	$776,000	66,099		$5.87	$388,001

(1)	The amounts shown in column (c) represent the minimum payment level under the Company’s Annual Incentive Bonus Plan, which is 25% of the target amount in column (d). The amount shown in column (e) is 200% of such target amount. These amounts are based on the individual’s current salary and position. With the exception of Mr. Bierley, none of the named executive officers met the performance requirements for a payment under the Annual Incentive Bonus Plan for 2008. Mr. Bierley earned a partial award based upon his individual performance.

(2)	The amounts shown in column (i) represent the number of restricted shares granted to the executive officers, granted under the Long-Term Incentive Plan.

(3)	Mr. Marshall was granted a total of 2,000,000 stock options on January 9, 2009, which consisted of 200,000 options granted under the Long-Term Incentive Plan and 1,800,000 options granted as inducement stock options, which are subject to the same rules as stock option awards granted under the Long-Term Incentive Plan.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards				Stock Awards
							Equity	Equity
							Incentive	Incentive
							Plan	Plan
							Awards:	Awards:
							Number	Market or
							of	Payout
							Unearned	Value of
	Number	Number			Number	Market	Shares,	Unearned
	of	of			of Shares	Value of	Units or	Shares,
	Securities	Securities			or Units of	Shares or	Other	Units or
	Underlying	Underlying			Stock	Units of	Rights	Other
	Unexercised	Unexercised	Option		that	Stock that	that have	Rights
	Options	Options	Exercise	Option	have not	have not	not	that have
	(#)	(#)	Price	Expiration	Vested	Vested	Vested	not Vested
	Exercisable	Unexercisable	($)	Date	(#)	($)	#	($)
Name(a)	(b)	(c)(1)	(e)	(f)	(g)	(h)(2)	(i)	(j)(3)

Ron Marshall		1,800,000	$0.57	1/8/2016
		200,000	$0.57	1/8/2016

Mark Bierley	3,000		$17.23	10/31/2012	3,500	$1,540	5,000	$2,200
	1,869	3,738	$19.06	7/01/2014	1,959	$862	5,000	$2,200
	2,855	5,712	$20.42	4/1/2014	1,285	$565
		30,000	$15.42	10/31/2014	27,087	$11,918
		100,000	$0.57	1/8/2016

Kenneth H. Armstrong		5,680	$22.01	2/25/2012	5,500	$2,420
	8,333	16,667	$20.42	4/1/2014
		50,000	$15.42	10/31/2014
		100,000	$0.57	1/8/2016

Daniel T. Smith	15,000		$17.23	10/31/2012	6,097	$2,683	9,500	$4,180
	6,746	13,493	$20.42	4/1/2014	3,500	$1,540	9,500	$4,180
		50,000	$15.42	10/31/2014	7,500	$3,300
		100,000	$0.57	1/8/2016	46,337	$20,388

Thomas D. Carney	12,000		$13.88	10/5/2009	7,500	$3,300	9,500	$4,180
	15,000		$17.23	10/31/2012	4,114	$1,810	9,500	$4,180
	5,996	11,994	$20.42	4/1/2014	40,886	$17,990
		50,000	$15.42	10/31/2014
		100,000	$0.57	1/8/2016
Former Officers
George L. Jones	133,333		$17.56	7/16/2013
	331,963		$20.42	4/1/2014

Edward W. Wilhelm	8,500		$13.88	10/5/2009	17,500	$7,700	16,500	$7,260
	25,000		$17.23	10/31/2012	9,793	$4,309	16,500	$7,260
	11,422	22,845	$20.42	4/1/2014	54,514	$23,986	16,500	$7,260
		50,000	$15.42	10/31/2014	2,443	$1,075

Robert P. Gruen		17,564	$21.35	2/4/2012
	10,000	20,000	$20.42	4/1/2014	12,500	$5,500
		50,000	$15.42	10/31/2014	7,500	$3,300

(1)	The options vest in thirds commencing on the first anniversary of the date of grant except that: (i) the options that expire October 31, 2014 vest 100% on November 1, 2010, and (ii) the 1,800,000 options granted to Mr. Marshall vest in thirds on November 1, 2009, January 5, 2011 and January 5, 2012.

(2)	The market value of unvested restricted stock or stock units shown in column (h) is calculated based on the closing price of $0.44 of the Company’s Common Stock as of January 30, 2009, the last business day of the Company’s fiscal year.

(3)	The market value of unearned restricted stock units shown in column (j) is calculated based on the closing price of $0.44 of the Company’s Common Stock as of January 30, 2009, the last business day of the Company’s fiscal year. The restricted stock units contain performance conditions which are not expected to be met. No compensation expense has been recognized in the Company’s financial statements for these restricted stock units, in accordance with FAS 123(R).

OPTION EXERCISES AND STOCK VESTED

The table below shows the number of shares of the Company’s Common Stock acquired during fiscal 2008 upon the exercise of options and the vesting of restricted shares.

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting
	(#)	($)	(#)	($)
Name(a)	(b)	(c)	(d)	(e)

Ron Marshall	N/A	N/A	N/A	N/A
Mark Bierley	N/A	N/A	2,500	$15,000
Kenneth H. Armstrong	N/A	N/A	N/A	N/A
Daniel T. Smith	N/A	N/A	3,500	$21,000
Thomas D. Carney	N/A	N/A	3,500	$21,000
Former Officers
George L. Jones	N/A	N/A	N/A	N/A
Edward W. Wilhelm	N/A	N/A	5,000	$30,000
Robert P. Gruen	N/A	N/A	N/A	N/A

NON-QUALIFIED DEFERRED COMPENSATION

Pursuant to the Company’s Non-Qualified Deferred Compensation Plan, named executive officers may defer base salary and payments earned under the Annual Incentive Bonus Plan. Deferral elections are made by eligible executives in November of each year for amounts to be earned in the following year. An executive may defer all or a portion of his or her base salary and up to 80% of the executive’s base pay.

The executive may invest such amounts in funds that are similar to those available under the Borders Group, Inc. Savings Plan. The table below shows the funds available under the Non-Qualified Deferred Compensation Plan and their annual rate of return for the calendar year ended December 31, 2008, as publicly reported:

Year
to Date Return
Fund	(as of 12/31/08)

Merrill Lynch Institutional Fund	2.99
PIMCO Total Return Fund (Administrative Class)	4.60
AIM International Growth Fund (Class A)	(40.77)
Alger MidCap Growth Institutional Portfolio (Class I)	(58.74)
American Funds Growth Fund of America (Class R4)	(39.07)
Harbor International Fund (Administrative Class)	(42.81)
Davis New York Venture Fund (Class A)	(40.03)
JP Morgan Small Cap Growth Fund (Class A)	(43.26)
Goldman Sachs Mid Cap Value Fund (Class A)	(36.73)
Van Kampen Small Cap Value Fund (Class I)	(26.64)
Van Kampen Growth and Income Fund (Class A)	(32.19)
Black Rock S&P 500 Index I	(37.20)

					Aggregate
	Executive	Registrant	Aggregate	Aggregate	Balance
	Contributions	Contributions	Earnings	Withdrawals/	at Last
	in Last FY	in Last FY	in Last FY	Distributions	FYE
	($)	($)	($)	($)	($)
Name(a)	(b)	(c)	(d)	(e)	(f)(1)

Ron Marshall	N/A	N/A	N/A	N/A	N/A
Mark Bierley	$5,308	$3,000	$(5,043)	$17,888	$7,501
Kenneth H. Armstrong	N/A	N/A	N/A	N/A	N/A
Daniel T. Smith	$11,215	$3,000	$(23,593)	$151,881	$0
Thomas D. Carney	$5,308	$3,000	$(1,982)	$14,972	$0
Former Officers
George L. Jones	$159,231	$3,000	$(33,403)	$269,917	$0
Edward W. Wilhelm	$35,385	$3,000	$(32,919)	$176,280	$0
Robert P. Gruen	$5,308	$3,000	$(114)	$7,931	$0

(1)	During 2008, the Company terminated the Non-Qualified Deferred Compensation Plan that covered contributions made prior to 2005 and, in accordance with transitional rules of the Internal Revenue Service, permitted withdrawals of contributions made in 2005 and thereafter.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Agreement with Mr. Marshall

Pursuant to the terms of his employment agreement, if Mr. Marshall’s employment is terminated during the fixed three-year employment term by the Company without cause or by him for good reason (as defined in the agreement), he will be entitled to receive severance payments equal to the value of base salary and target bonus for the remainder of the employment term, as well as welfare benefit continuation through the end of the scheduled term. The cash severance payments are initially payable in installments, but in the event the payment period extends beyond the later of March 15th of the year following the calendar year in which Mr. Marshall’s employment is terminated or two and one-half months following the end of the Company’s fiscal year in which Mr. Marshall’s employment is terminated, the remaining payments are payable to him in a lump sum on the last day of the month immediately preceding the month in which the later of the dates specified above falls. Severance payments are subject to Mr. Marshall’s execution and non-revocation of a release of claims against the Company and its affiliates.

“Cause” under Mr. Marshall’s agreement includes (i) conviction of a felony, (ii) willful and continued failure to substantially perform the duties and responsibilities of his position, (iii) willfully engaging in misconduct that materially damages or injures the reputation of the Company, (iv) breach of the non-competition and certain other provisions of the agreement, and (v) gross negligence in the performance of his duties. “Good Reason” includes, subject to certain notice requirements and cure periods, (i) the involuntary relocation of Mr. Marshall from the Ann Arbor, Michigan area, (ii) a material failure of the Company to comply with the compensation and certain other provisions of the Agreement, and (iii) a material reduction in Executive’s duties or status.

If the Company undergoes a change of control for purposes of Section 280G of the Internal Revenue Code prior to February 1, 2010 and Mr. Marshall is subject to the golden parachute excise tax under Section 4999 of the Internal Revenue Code, the Company will make a tax equalization payment to Mr. Marshall to insulate him against the impact of the excise tax. The right to a tax equalization payment is subject to a 15% de minimis “cut-back” pursuant to which change of control payments will instead be reduced to the maximum amount payable without triggering the excise tax if the total payments exceed that “safe harbor” amount by 15% or less. If the Company undergoes a change of control for purposes of Section 280G of the Internal Revenue Code on or after February 1, 2010 and Mr. Marshall is subject to the golden parachute excise tax under Section 4999 of the Internal Revenue Code, payments to Mr. Marshall will be reduced to the maximum amount payable without triggering the excise tax, unless Mr. Marshall is in a better-off net after-tax position if no payments are reduced, in which case payments will not be so reduced.

The agreement provides that while employed and for one year following termination of employment, Mr. Marshall is subject to a non-competition and non-solicitation covenant, and provides as well for a confidentiality commitment of perpetual duration.

The following table describes the potential payments upon termination for Mr. Marshall based upon the assumptions noted below. It is significant that, because the payments are for the remaining term of the agreement and the assumed termination date is January 31, 2009, the amount of these potential payments is reduced as Mr. Marshall continues his employment with the Company.

	Event
			For Cause
			Termination or
			Voluntary
	Voluntary	Involuntary	Termination Other
Payments and Benefits	Termination for	Termination without	than for Good	Change of Control
Upon Termination	Good Reason	Cause	Reason	Termination

Base Salary	$2,192,850	$2,192,850	N/A	$2,192,850
Short-term Incentive	$2,192,850	$2,192,850	N/A	$2,192,850
Restricted Shares	N/A	N/A	N/A	N/A
Purchased Restricted Shares	$0	$0	N/A	$0
Restricted Share Units	N/A	N/A	N/A	$0
Stock Options	N/A	N/A	N/A	$2,957
Post-Termination Health & Welfare Benefits	$11,059	$11,059	N/A	11,059
280G Tax Gross-up	N/A	N/A	N/A	$1,660,869
Total	$4,396,759	$4,396,759	N/A	$6,060,585

Agreements with other Current Named Executive Officers

The Company has entered into certain severance and change of control agreements with the other named executive officers. These agreements, which are substantially similar, generally provide that, in the event of the officer’s termination of employment by the Company other than for cause or disability or in the event of voluntary termination for good reason, the officer would be entitled to severance benefits. The amount of payments is greater if the termination is in connection with or follows a change of control of the Company. Under these agreements, if the termination is prior to a change in control, the officer has an obligation to use reasonable efforts to seek other employment and, to the extent that he or she earns cash compensation from such other employment, the Company’s obligation to make severance payments would be correspondingly reduced. Payments will be discontinued if the former executive officer competes with the Company.

“Cause” under the agreements includes (i) conduct which is a material violation of Company policy or which is fraudulent or unlawful, (ii) misconduct which damages or injures the Company or substantially damages the Company’s reputation, and (iii) gross negligence in the performance of, or willful failure to perform, the executives duties and responsibilities. “Good Reason” includes (i) an involuntary relocation that increases the executive’s commute by more than 35 miles, (ii) a material diminution in the executive’s base salary (other than pursuant to across-the-board reductions prior to a change in control that apply uniformly to similarly situated employees generally), and, (iii) following a Change in Control, a material diminution in the executive’s overall compensation opportunity or responsibilities from the levels in effect immediately prior to the change in control

The following table describes the potential payments upon termination for the other current named executive officers:

						For Cause
						Termination or
						Voluntary
		Voluntary				Termination	Change of
	Payments and Benefits	Termination for		Involuntary Not for		for any	Control
Name	Upon Termination	Good Reason		Cause Termination		Reason	Termination

Mark Bierley	Base Salary	$375,000	(1)	$375,000	(1)	N/A	$750,000
	Short-term Incentive	$300,000	(1)	$300,000	(1)	N/A	$600,000
	Restricted Shares	$0		$0		N/A	$223,400
	Purchased Restricted Shares	$0		$0		N/A	$0
	Restricted Share Units	$0		$0		N/A	$4,400
	Stock Options	$0		$0		N/A	$0
	Total	$675,000		$675,000		N/A	$1,369,286
Kenneth H. Armstrong	Base Salary	$385,000	(1)	$385,000	(1)	N/A	$770,000
	Short-term Incentive	$308,000	(1)	$308,000	(1)	N/A	$616,000
	Restricted Shares	$0		$0		N/A	$25,507
	Purchased Restricted Shares	$0		$0		N/A	$0
	Restricted Share Units	$0		$0		N/A	$0
	Stock Options	$0		$0		N/A	$0
	Total	$693,000		$693,000		N/A	$1,411,507
Daniel T. Smith	Base Salary	$375,000	(1)	$375,000	(1)	N/A	$750,000
	Short-term Incentive	$225,000	(1)	$225,000	(1)	N/A	$450,000
	Restricted Shares	$0		$0		N/A	$26,371
	Purchased Restricted Shares	$0		$0		N/A	$0
	Restricted Share Units	$0		$0		N/A	$0
	Stock Options	$0		$0		N/A	$0
	Total	$600,000		$600,000		N/A	$1,234,731
Thomas D. Carney	Base Salary	$300,000	(1)	$300,000	(1)	N/A	$600,000
	Short-term Incentive	$240,000	(1)	$240,000	(1)	N/A	$480,000
	Restricted Shares	$0		$0		N/A	$23,100
	Purchased Restricted
	Shares	$0		$0		N/A	$0
	Restricted Share Units	$0		$0		N/A	$8,360
	Stock Options	$0		$0		N/A	$0
	Total	$540,000		$540,000		N/A	$1,111,460

(1)	The named executive officer will be paid one times annual salary and target bonus, subject to mitigation for amounts earned from other employment and other provisions.

Assumptions

Below is a description of the assumptions that were used in creating the tables above. Unless otherwise noted the descriptions of the payments below are applicable to all of the above tables relating to potential.

•	Change of control Date of January 31, 2009.

•	All awards vest on change of control Date.

•	All executives were terminated on January 31, 2009.

•	Salary and target bonus in effect on January 31, 2009.

•	Fair market value of Common Stock of $0.44 per share.

Payments to Former Executive Officers

The payments to Mr. Armstrong Mr. Jones, Mr. Wilhelm and Mr. Gruen for periods following their termination of employment are described in notes (5)-(8) to the Summary Compensation Table above.

DIRECTOR COMPENSATION

Procedures relating to the Compensation of Directors

The Nominating and Corporate Governance Committee is responsible under its charter for periodically making recommendations to the Board with respect to the compensation of directors. In fulfilling this responsibility, the Committee receives information from the Chief Administrative Officer with respect to the amount and nature of the compensation of directors of the Peer Group Companies identified under the caption Compensation Discussion and Analysis — “Benchmarking.” This information in addition to other survey data regarding the compensation of non-employee directors generally is reviewed by the Nominating and Corporate Governance Committee, as well as the Compensation Committee, prior to a recommendation being made to the Board.

Standard Compensation

For service as a director during 2008, members of the Board who are not employees of the Company were entitled to $150,000 in annual compensation, payable approximately one-third in cash and two-thirds in shares. The actual components of the compensation were $50,000 in cash and 8,517 restricted shares. The restricted shares have a one-year restricted period.

For 2009, each director will receive cash compensation of $112,500 and 20,000 shares of Common Stock.

Additional Fees Other Than for Service as the Non-Executive Chairman of the Board; Special Committee Fees

The chairpersons of the Audit, Compensation and Nominating and Corporate Governance committees received additional payments of $15,000, $10,000 and $7,500, respectively. Mr. Cohen Ms. Lane and Mr. Pollock each received an additional payment of $25,000 for service on the Special Committee of the Board of Directors that was established in connection with the Company’s strategic alternative process.

Compensation for the Non-Executive Chairman of the Board

Mr. Pollock served as Non-Executive Chairman of the Board until January of 2009. Mr. Pollock’s additional annual compensation for service in this role during 2008 was $100,000, which was paid one-third in cash and two-thirds in restricted shares. The formula for determining the number of restricted shares and stock options awarded to Mr. Pollock was the same as that used for the annual director awards. For service as Non-Executive Chairman of the Board in 2009. Mr. McGuire will receive additional cash compensation of $75,000 and 13,500 shares of Common Stock.

Deferral of Fees of Non-Employee Directors

A non-qualified deferred compensation plan has been established for non-employee directors. Under this plan, each non-employee director may defer up to 100% of his or her annual cash compensation. The deferrals will be considered invested in benchmark investment funds selected by the participating director from a group of eligible funds.

Non-employee directors also are permitted to defer the receipt of their stock awards.

Director Summary Compensation Table

The table below summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended January 31, 2009.

					Change in
	Fees				Pension
	Earned				Value and
	or			Non-Equity	Nonqualified
	Paid in	Stock	Option	Incentive Plan	Deferred	All Other
	Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
	($)	($)	($)	($)	Earnings	($)	($)
Name(a)	(b)	(c)(1)	(d)(1)	(e)	(f)	(g)(2)	(h)

Michael Archbold	$50,014	$49,995	$0	$0	$0	$0	$100,009
Donald G. Campbell	$65,014	$49,995	$0	$0	$0	$0	$115,009
Joel J. Cohen	$85,014	$49,995	$0	$0	$0	$0	$135,009
Amy B. Lane	$82,514	$49,995	$0	$0	$0	$0	$132,509
Brian T. Light	$50,014	$49,995	$0	$0	$0	$0	$100,009
Victor L. Lund	$50,014	$49,995	$0	$0	$0	$0	$100,009
Edna Greene Medford	$50,014	$49,995	$0	$0	$0	$0	$100,009
Lawrence I. Pollock	$108,344	$83,331	$0	$0	$0	$0	$191,675
Michael Weiss	$50,014	$49,995	$0	$0	$0	$0	$100,009
Richard McGuire(2)	$47,817	$95,628	$0	$0	$0	$0	$143,445

(1)	The amounts in columns (c) and (d) represent the dollar amount recognized for financial statement reporting purposes for the fiscal year ended January 31, 2009, in accordance with FAS 123(R) of awards pursuant to the Long-Term Incentive Plan which may include amounts from awards granted during or prior to 2008. The assumptions used in the calculation of these amounts are included in footnote 12 to the Company’s audited financial statements for the fiscal year ended January 31, 2009 included in the Company’s Annual report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2009. The amounts in column (c) include the dividends paid on restricted shares for years prior to fiscal 2008.

(2)	Mr. McGuire commenced service as a director on January 13, 2008. Due to the commencement date of his service as a director, Mr. McGuire’s share awards were all issued on April 1, 2008.

The following is a summary of stock and option awards outstanding as of January 31, 2009:

Name	Stock Awards	Option Vested	Awards Unvested

Michael Archbold	8,517	0	8,517
Donald G. Campbell	8,517	19,058	8,517
Joel J. Cohen	8,517	24,058	8,517
Amy B. Lane	8,517	19,058	8,517
Brian T. Light	8,517	19,058	8,517
Victor L. Lund	8,517	19,058	8,517
Edna Greene Medford	8,517	24,058	8,517
Lawrence I. Pollock	14,196	49,321	14,196
Michael Weiss	8,517	19,058	8,517
Richard McGuire	16,291	0	16,291

AUDIT COMMITTEE REPORT

In accordance with its written charter as adopted by the Board of Directors, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, internal controls and financial reporting practices of the Company. The Audit Committee is also responsible for evaluating audit performance, appointing, compensating, retaining and overseeing the work of the Company’s independent registered public accounting firm.

The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with the independent accountant the independent accountant’s independence.

The Audit Committee has discussed and reviewed with the independent registered public accounting firm all communications required by the Public Company Accounting Oversight Board, including those described in Statement on Auditing Standards No. 114, as amended, “Communication with Audit Committees.”

Management of the Company has the primary responsibility for the Company’s financial statements and reporting process, including the Company’s system of internal controls. In fulfilling its oversight responsibility, the Audit Committee reviewed and discussed with management the audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended January 31, 2009, as well as the report of management and the independent registered public accounting firm’s opinion thereon regarding the Company’s internal control over financial reporting. In addition, the Committee reviewed and discussed with management each of the Company’s earnings releases, as well as its quarterly reports to the Securities and Exchange Commission.

Based on the above-mentioned reviews and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended January 31, 2009 be included in its Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Donald Campbell, Chairman
Michael Archbold
Amy Lane
Brian Light

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table summarizes aggregate fees billed for professional services rendered by Ernst & Young during fiscal years 2008 and 2007:

	2008	2007

Audit Fees	$1,095,550	$1,677,450
Audit Related Fees	33,500	2,457,938
Tax Fees(1)	131,820	336,323
All Other Fees	—	—

Total	$1,260,870	$4,471,711

(1)	All of the tax fees for 2008 were for tax compliance and preparation. Ernst & Young did not provide tax consulting or advisory services to the Company.

Audit Related Fees consist principally audits of employee benefit plans and, for 2007, due diligence on certain international strategic alternative efforts and special audits for third parties, such as landlords with respect to percentage rent calculations.

The Audit Committee has considered whether the provision of the services described above is compatible with maintaining the independence of the principal auditor, and has concluded that such services are compatible with auditor independence.

The Audit Committee must pre-approve all audit and all non-audit services provided by the independent registered public accounting firm, subject, with respect to non-audit services, to a de minimis exception.

Under the de minimis exception, management may authorize services not contemplated at the time of the Audit Committee meeting immediately prior to the provision of such services, provided that the fees for such services do not exceed $25,000 (subject to the aggregate limitation described below). These services must be brought to the attention of the Chairman of the Audit Committee and approved at the next regularly scheduled meeting of the Audit Committee. The de minimis exception is subject to an annual aggregate limit of five percent of total revenues paid by the Company to the independent registered public accounting firm in the fiscal year when services are provided. The Audit Committee pre-approved all non-audit services for fiscal 2008 without utilization of the de minimis exception described above. Requests for approval of non-audit services are to be submitted to the Audit Committee by both the independent registered public accounting firm and the Chief Financial Officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the Securities and Exchange Commission’s rules on auditor independence.

BENEFICIAL OWNERSHIP OF COMMON STOCK

As of the March 24, 2009 Record Date, the Common Stock was held of record by 2,709 shareholders. The following table sets forth certain information concerning the beneficial ownership of Common Stock, as of the Record Date, by each shareholder who is known by the Company to own beneficially in excess of 5% of the outstanding Common Stock, by each director, by the executive officers named in the Summary Compensation Table above, and by all directors and executive officers as a group. Unless otherwise noted, the reported ownership includes sole dispositive and voting power.

	Number of
	Shares of		Percent of
	Common		Common Stock
Name and Address	Stock(1)		Outstanding

Pershing Square Capital Management, L. P.	25,297,880	(2)	34.1%
888 Seventh Avenue, 29th Floor
New York, NY 10019
UBS AG	4,104,911		6.8%
Bahnhofstrasse 45
PO Box CH-8021
Zurich, Switzerland
George L. Jones	1,009,652	(3)	1.7%
Edward W. Wilhelm	218,105	(4)	*
Lawrence I. Pollock	112,532	(5)	*
Daniel T. Smith	104,326	(6)	*
Robert P. Gruen	113,663	(7)	*
Amy B. Lane	54,641	(8)	*
Joel J. Cohen	52,594	(9)	*
Ron Marshall		(10)	*
Victor L. Lund	41,786	(11)	*
Edna Greene Medford	44,916	(12)	*
Donald G. Campbell	42,508	(13)	*
Brian T. Light	39,508	(14)	*
Michael Weiss	39,317	(15)	*
Kenneth H. Armstrong	75,300	(16)	*
Mark Bierley	48,370	(17)	*
Michael G. Archbold	13,211		*
Richard “Mick” McGuire	16,291		*
Thomas D. Carney	115,252	(18)	*
Directors and Executive Officers as a Group	2,141,972	(19)	2.9%

*	Represents less than one percent.

(1)	All figures represent shares of or the right to acquire Common Stock and include restricted shares held by directors and executive officers over which they have voting power but not investment power. In certain cases, the shares reported for a person or entity includes shares reported by related persons or entities that are included in a common filing with the Securities and Exchange Commission. The information set forth in this table is based upon the reports filed with the Securities and Exchange Commission as of the date of the preparation of this Proxy Statement.

(2)	The amount shown includes warrants for 14,700,00 shares that are exercisable within 60 days. Pershing Square Capital Management, L. P. has shared dispositive and voting power with respect to all of the shares and warrants.

(3)	Includes 377,320 options that are exercisable within 60 days.

(4)	Includes 47,844 options that are exercisable within 60 days, 5,600 shares held in an IRA account, 4,420 shares held in custodial accounts for Mr. Wilhelm’s children and 1,703 shares held under the Borders Group, Inc. 401(k) Savings Plan

(5)	Includes 49,321 options that are exercisable within 60 days.

(6)	Includes 28,492 options that are exercisable within 60 days, 1,760 shares held in an IRA account and 700 shares held under the Borders Group, Inc. 401(k) Savings Plan.

(7)	Includes 10,000 options that are exercisable within 60 days.

(8)	Includes 19,058 options that are exercisable within 60 days.

(9)	Includes 24,058 options that are exercisable within 60 days.

(10)	Pursuant to his employment agreement, the Company has granted to Mr. Marshall options to purchase 2,000,000 shares of common stock. These options are not exercisable within 60 days.

(11)	Includes 19,058 options that are exercisable within 60 days.

(12)	Includes 24,058 options that are exercisable within 60 days.

(13)	Includes 19,058 options that are exercisable within 60 days.

(14)	Includes 19,058 options that are exercisable within 60 days.

(15)	Includes 19,058 options that are exercisable within 60 days.

(16)	Includes 8,333 options that are exercisable within 60 days and 3,317 shares held under the Borders Group, Inc. 401(k) Savings Plan.

(17)	Includes 10,580 options that are exercisable within 60 days.

(18)	Includes 38,993 options that are exercisable within 60 days.

(19)	Includes 714,289 options that are exercisable within 60 days.

PROPOSAL 2

APPROVAL OF THE AMENDED AND RESTATED BORDERS GROUP, INC. 2004
LONG-TERM INCENTIVE PLAN

General

The shareholders are asked to vote to approve the Amended and Restated Borders Group, Inc. 2004 Long-Term Incentive Plan (the “Plan”). The Plan was approved by the shareholders of the Company at the 2004 Annual Meeting, and is currently scheduled to expire on April 30th, 2009. The Plan, as amended and restated, includes the amendments to the Plan described below, the most significant of which is to extend the term of the Restated Plan until April 30, 2012. Shareholders are not being asked to approve an increase in the number of shares available under the Long-Term Incentive Plan.

Amendments included in the Amended and Restated Plan

The principal amendments to the Plan included in the Amended and Restated Plan are as follows:

•	An extension of the term of the Plan until April 30, 2012.

•	A revision to the vesting rules to permit Restricted Shares and Restricted Share Units that are not subject to performance standards to vest ratably over a period of not less than three years, rather than after three years as previously provided in the Plan.

•	An increase in the number of shares as to which options and stock appreciation rights may be granted to any individual in a 12-month period from 200,000 to 500,000, subject to adjustment as provided in the Plan.

•	The elimination of the formula for making awards to directors who are not employed by the Company in order to provide greater flexibility in structuring the compensation of such individuals.

Description of the Restated Plan

The following summary of major features of the Plan, as amended and restated, is subject to the specific provisions in the full text of the Amended and Restated Plan set forth in Appendix A to this proxy statement.

Administration and Eligibility

The Plan is administered by the Compensation Committee of the Board of Directors (the “Committee”). Among other functions, the Committee has the authority to select the employees and non-employee directors of the Company and its subsidiaries to be participants in the Plan, to determine the types, number and terms of awards to be granted to participants, to interpret the Plan and to establish, amend or waive rules for the administration of the Plan.

Any employee of the Company or any subsidiary, including any officer of the Company or any subsidiary is eligible to be granted awards under the Plan. Non-employee directors of the Company also are eligible for awards under the Plan. Although all of the Company’s employees are eligible to participate in the Plan, it is expected that awards will primarily be made to approximately 70 key employees of the Company and its subsidiaries. The number of eligible participants may vary from time to time.

Available Shares

The Plan provides that up to a total of 3,000,000 shares of Common Stock are available for the granting of awards under the Plan. In the event that, during the term of the Plan, any option or non tandem stock appreciation right under the Plan or any prior stock incentive plan (a “Prior Plan”) expires unexercised or is terminated, surrendered or canceled without being exercised for any reason, or any restricted shares, restricted share units or performance shares under the Plan or a Prior Plan are forfeited, or any awards are settled in cash in lieu of shares of Common Stock, then, in each such case, such shares shall be available for subsequent awards under the Plan. Tandem stock appreciation rights are disregarded in calculating the shares available under the Plan. The maximum number of shares of Common Stock for which options and stock appreciation rights may be granted to any employee during any 12-month period may not exceed 500,000 in the aggregate. The maximum number of shares of Common Stock for which any other award that is subject to the attainment of performance criteria in order to protect against the loss of deductibility under Code Section 162(m) may be granted to any employee during any 12-month period may not exceed 200,000 in the aggregate, subject to adjustment as described below. The maximum number of shares that may be issued upon the exercise of incentive stock options granted under the Plan may not exceed 500,000 shares of Common Stock. The foregoing share numbers are subject to adjustment as described below.

Types of Awards

The Plan authorizes the Committee to grant to employees: (a) stock options, which may be either incentive stock options meeting the requirements of Section 422 of the Internal Revenue Code or non-qualified stock options; (b) stock appreciation rights; (c) restricted shares and restricted share units; (d) performance shares and performance units; and (e) unrestricted shares. The Committee may grant the same types of awards, other than incentive stock options, to non-employee directors.

Terms of Awards

Options.  The Committee will determine the exercise price per share of Common Stock subject to options granted under the Plan, provided that the exercise price may not be less than 100% of the fair market value of a share of Common Stock on the date of grant. The term of any option granted under the Plan will be determined by the Committee, provided that the term of any option may not exceed ten years from the date of its grant. Options granted under the Plan will become exercisable at the times and in the amounts determined by the Committee, provided that options may not vest prior to one year from the date of grant. Participants may exercise options by payment in full of the exercise price, at the discretion of the Committee, in cash or by tendering or withholding shares of Common Stock having a fair market value on the date of exercise equal to the option exercise price. All incentive stock options granted under the Plan must comply with Section 422 of the Internal Revenue Code.

Stock Appreciation Rights.  A stock appreciation right granted under the Plan will confer on the holder a right to receive, upon exercise of the stock appreciation right, the excess of (a) the fair market value of one share of Common Stock on the date of exercise over (b) the grant price of the stock appreciation right as specified by the Committee, multiplied by the number of shares of Common Stock covered by the stock appreciation right. The grant price of a stock appreciation right under the Plan may not be less than 100% of the fair market value of a share of Common Stock on the date of grant. At the time of grant, the Committee will determine the grant price, term, methods of exercise, and methods of settlement (including whether the holder of a stock appreciation right will be paid in cash, shares of Common Stock or other consideration), and any other terms and conditions of any stock appreciation right granted under the Plan. A stock appreciation right may not have a vesting period of less than one year and shall not be exercisable after the expiration of ten years from the date of grant.

Restricted Shares.  Restricted shares sold or granted under the Plan will be subject to such restrictions as the Committee may impose. The Committee will determine the price of restricted shares sold under the Plan, which may be at a discount to fair market value. Unless otherwise determined by the Committee, participants will have the right to vote the shares and to receive dividends on the shares. The restrictions imposed on the shares may lapse separately or in combination at the times and in the amounts as the Committee determines. Generally, the restricted period shall be not less than (i) one year for restricted shares that are granted subject to the satisfaction of performance objectives and for restricted shares that are sold under the Plan, and (ii) not less than three years for restricted shares that are granted without being subject to the satisfaction of performance objectives, provided that such shares may vest ratably over such three-year period.

Restricted Share Units.  Restricted share units granted under the Plan will be subject to such restrictions as the Committee may impose. Unless otherwise determined by the Committee, dividend equivalents will accrue only on vested restricted share units. The restricted period shall be not less than one year for restricted share units that are granted subject to the satisfaction of performance objectives, and not less than three years for restricted share units that are granted without being subject to the satisfaction of performance objectives, provided that such units may vest ratably over such three-year period.

Performance Shares and Performance Units.  The Committee will determine and/or select the applicable performance period, the performance goals (and the performance levels related to those goals) to be achieved during any performance period, the proportion of payments, if any, to be made for performance between the minimum and full performance level for any performance goal and, if applicable, the relative percentage weighting given to each of the selected performance goals. Each performance period must be at least one year. The maximum amount that may be paid as a result of performance units granted in any 12-month period that are subject to the attainment of performance criteria in order to protect against the loss of deductibility under Section 162(m) of the Internal Revenue Code shall be $2,000,000.

Under the terms of the Plan, the Committee may select from various performance goals, including performance goals based on one or any combination of the following business criteria: net income, earnings per share, return on assets, return on equity, cash flow return on investment, total shareholder return, return on capital employed, return on sales, comparable store sales and total sales. The Committee has sole discretion to alter the material terms of the performance goals, subject to shareholder approval to the extent required to qualify the performance award for the performance-based exemption provided by Section 162(m) of the Internal Revenue Code, if such exemption is considered advisable by the Committee. If the Committee determines it is advisable to grant performance shares and/or performance units that do not qualify for the performance-based exemption, then the Committee may make such grants or alterations in its discretion.

Following completion of the applicable performance period, payment on performance shares and/or performance units granted to and earned by participants will be made in shares of Common Stock or cash or a combination thereof, as determined by the Committee.

Unless otherwise determined by the Committee, participants will have no voting or dividend rights with respect to the performance shares or the shares underlying performance units held by them during the applicable performance period.

Unrestricted Shares.  Unrestricted shares may also be granted at the discretion of the Committee. Except as required by applicable law, no payment will be required for unrestricted shares. Subject to adjustment in accordance with the terms of the Plan, the aggregate number of Unrestricted Shares issued under the Plan, other than to non-employee directors as fees for services as a director, shall not exceed 150,000.

Adjustments

The Committee may at any time make or provide for such adjustments to the Plan, to the number and class of shares available thereunder or to any outstanding options, stock appreciation rights, restricted shares, restricted share units, performance shares or performance units as it may deem appropriate to prevent dilution or enlargement of rights, including adjustments in the event of changes in the number of shares of outstanding Common Stock by reason of stock dividends, extraordinary cash dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations and the like.

Limits on Transferability

Except as otherwise provided by the Committee, no award granted under the Plan may be assigned, sold, transferred or encumbered by any participant, otherwise than by will, by designation of a beneficiary, or by the laws of descent and distribution. Except as otherwise provided by the Committee, each award will be exercisable during the participant’s lifetime only by such participant or, if permissible under applicable law, by the participant’s guardian or legal representative.

Termination of Employment

Except as otherwise provided by the Committee, awards under the Plan, other than restricted shares purchased by the participant (including shares acquired with bonus funds or paid as directors’ fees), generally are forfeited if the employment, or service as a director, of the participant terminates prior to vesting for any reason other than retirement, death or disability. All or a portion of the restricted shares purchased by the participant become unrestricted upon such termination, with the number of unrestricted shares being dependent upon the percentage of time during the restricted period in which the employee was employed or served as a director and, with respect to employees, the price paid by the employee for the shares. Except as otherwise provided by the Committee, awards generally vest upon the termination of the employment, or service as a director, of the participant by reason of retirement, death or disability, but the performance goals relating to performance shares and awards must ultimately be achieved for such awards to be earned and, in the case of retirement, the vesting is on a pro rata basis for awards other than restricted shares purchased by employees.

Change in Control

Except as otherwise provided by the Committee, awards generally vest upon a change in control of the Company. The Committee may cause (i) the value of all or any awards to be cashed out on the basis of the consideration paid to shareholders in any merger, reorganization, consolidation, tender offer or similar transaction resulting in the change in control, in which case the awards will be cancelled and (ii) the cancellation of any options or stock appreciation rights that are “out of the money” based upon such consideration.

No Repricing of Options or Stock Appreciation Rights

Except for certain adjustments discussed above or adjustments made with shareholder approval, the Committee does not have authority to effect repricing of options or stock appreciation rights granted under the Plan or to enter into transactions that would be deemed to constitute a repricing of an option or stock appreciation right granted under the Plan for accounting purposes.

Amendment and Termination

The Board of Directors may suspend, terminate, modify or amend the Plan, provided that shareholder approval shall be required for any amendment that requires shareholder approval under the listing requirements of the New York Stock Exchange or any other principal securities exchange or market on which shares of Common Stock are then traded. If the Plan is terminated, the terms of the Plan shall, notwithstanding such termination, continue to apply to awards granted prior to such termination. No suspension, termination, modification or amendment of the Plan may, without the consent of the participant to whom an award shall theretofore have been granted, adversely affect the rights of such participant under such award.

Withholding

Withholding obligations arising with respect to awards under the Plan may be settled with shares of Common Stock, including shares that are part of, or are received upon exercise of, the award that gives rise to the withholding requirement. The obligations of the Company under the Plan are conditional on such payment or arrangements. The Committee may establish such procedures as it deems appropriate for the settling of withholding obligations with shares of Common Stock.

Certain U.S. Federal Income Tax Consequences

The following discussion provides a brief overview of U.S. federal income tax consequences associated with the various awards available under the Plan. The discussion does not cover any foreign, state or local tax consequences associated with the various awards available under the Plan. It is a summary and is not intended to be exhaustive or complete.

Options.  The grant of a stock option under the Plan creates no income tax consequences to the participant or the Company. A participant who is granted a non-qualified stock option will generally recognize ordinary income at the time of exercise for each underlying share of Common Stock in an amount equal to the excess of the fair market value of the Common Stock at such time over the exercise price. The Company will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. A subsequent disposition of Common Stock will generally give rise to capital gain or loss to the extent the amount realized from the disposition differs from the tax basis (i.e., the fair market value of Common Stock on the date of exercise). This capital gain or loss will be a long-term or short-term capital gain or loss depending upon the length of time the Common Stock is held prior to the disposition.

In general, a participant will recognize no income or gain as a result of exercise of an incentive stock option for regular tax purposes (income equal to the excess of the fair market value of the Common Stock at such time over the exercise price is recognized for alternative minimum tax purposes). Except as described below, any gain or loss realized by the participant on the disposition of Common Stock acquired pursuant to the exercise of an incentive stock option will be treated as a long-term capital gain or loss and no deduction will be allowed to the Company. If the participant fails to hold the shares of Common Stock acquired pursuant to the exercise of an incentive stock option for at least two years from the date of grant of the incentive stock option and one year from the date of exercise, the participant will recognize ordinary income at the time of the disposition equal to the lesser of (a) the gain realized on the disposition or (b) the excess of the fair market value of the shares of Common Stock on the date of exercise over the exercise price. The Company will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. Any additional gain realized by the participant over the fair market value at the time of exercise will be treated as a capital gain. This capital gain will be a long-term capital gain if the Common Stock has been held for more than one year from the date of exercise.

Stock Appreciation Rights.  The grant of a stock appreciation right will create no income tax consequences for the participant or the Company. Upon exercise of a stock appreciation right, the participant will recognize ordinary income equal to the amount of any cash and the fair market value of any shares of Common Stock or other property received, except that if the participant receives restricted shares or restricted share units upon exercise of a stock appreciation right, recognition of income may be deferred in accordance with the rules applicable to such other awards. The Company will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes income.

Restricted Shares.  A participant will not recognize income at the time an award of restricted shares is made under the Plan, unless the election described below is made. A participant who has not made such an election will recognize ordinary income at the time the restrictions on the stock lapse in an amount equal to the fair market value of the restricted shares at such time reduced by any amount paid for the restricted shares. The Company will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. Any otherwise taxable disposition of the shares after the time the restrictions lapse will generally result in capital gain or loss (long-term or short-term depending upon the length of time the shares are held after the time the restrictions lapse). Dividends paid in cash and received by a participant prior to the time the restrictions lapse will constitute ordinary income to the participant in the year paid. The Company will generally be entitled to a corresponding compensation deduction for such dividends. Any dividends paid in stock will be treated as an award of additional shares subject to the tax treatment described herein.

Within 30 days of receiving a grant of restricted shares, a participant can elect to pay taxes on such restricted shares as of the grant date instead of the date on which the restrictions lapse. If a participant files the election, his or her tax liability will be based on the fair market value of the restricted shares on the date of grant reduced by any amount paid for the restricted shares. The Company will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. The participant’s holding period will commence on the date of grant and his or her tax basis will be equal to the fair market value of the shares on the date of grant without regard to restrictions. Upon a subsequent taxable disposition of the shares, any future appreciation or loss will be taxed as capital gain or loss. If shares are forfeited after making the election, the participant will be entitled to a capital loss in an amount equal to the excess of any amount paid for the forfeited shares over any amount realized by the participant upon forfeiture.

Restricted Share Units.  A participant will not recognize income at the time an award of restricted share units is made under the Plan. A participant will recognize ordinary income at the time of exercise in an amount equal to the fair market value of the underlying shares of Common Stock at such time reduced by any amount paid for the restricted share units. The Company will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. A subsequent disposition of any Common Stock received pursuant to an award of restricted share units will give rise to capital gain or loss to the extent the amount realized from the sale differs from the tax basis. This capital gain or loss will be a long-term or short-term capital gain or loss depending upon the length of time the Common Stock is held prior to the disposition. The participant will recognize ordinary income equal to the dividend equivalents paid with respect to awards of restricted share units under the Plan. The Company will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes income.

Performance Shares and Performance Units.  The grant of performance shares and/or performance units will create no income tax consequences for the participant or the Company. Upon the receipt of cash or shares of Common Stock at the end of the applicable performance period, the participant will recognize ordinary income equal to the amount of cash or the fair market value of the shares of Common Stock received. The Company will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes income.

Plan Benefits

The Compensation Committee will determine number and types of awards that may be granted to eligible participants under the Plan in the future.

Market Price of Common Stock and Information Relating to Existing Plans

The closing price of the Company’s Common Stock on the New York Stock Exchange on March 24, 2009, was $.64.

The Company had shares and options outstanding under the following equity compensation plans in effect on January 31, 2009 (number of shares in thousands):

	Number of	Weighted-	Number of
	Shares	Average	Shares Available
Plan Category	Outstanding	Exercise Price	for Issuance

Plans approved by shareholders:	2,523	$13.19	4,851
Plans not approved by shareholders	1,981	$1.83	—
Total plans

The grants under plans that were not approved by shareholders consist of: (i) the employment inducement award of 1,800,000 options to Mr. Marshall with an exercise price of $.57 per share, representing the fair market value on the date of grant, a term of 7 years and vesting ratably over the three year-period following the date of grant; and (ii) option grants under the 1998 Stock Option Plan and the Stock Option Plan for International Employees, both of which expired on December 31, 2003. These plans provided for the grant of stock options to a broad base of employees of the Company. Executive officers of the Company were not eligible to participate in either of these plans. The exercise price of options granted under these plans was fair market value as of the date of grant, and options had a term of up to 10 years.

The Board of Directors unanimously recommends that shareholders vote FOR the approval of the Amended and Restated Borders Group, Inc. 2004 Long-Term Incentive Plan.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

The Audit Committee has selected the firm of Ernst & Young LLP as the independent registered public accounting firm to perform the integrated audit of the financial statements of the Company for the 2009 fiscal year. Additional information regarding the Audit Committee and the independent auditors, including the fees paid by the Company to Ernst & Young in fiscal 2008, is provided in the “Report of the Audit Committee” in this Proxy Statement.

Representatives from Ernst & Young are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The Company is asking its shareholders to ratify the selection of Ernst & Young as the Company’s independent registered public accounting firm. Although ratification is not required by the Company’s Bylaws or otherwise, the Board is submitting the selection of Ernst & Young to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the appointment, the Audit Committee may reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company or its shareholders.

The Board of Directors recommends that the shareholders vote FOR the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2009.

PROPOSAL 4

Special Shareowner Meetings

RESOLVED, Shareowners ask our board to take the steps necessary to amend our bylaws and each appropriate governing document to give holders of 10% of our outstanding common stock (or the lowest percentage allowed by law above 10%) the power to call a special shareowner meeting to consider any topic that can be considered at an annual meeting consistent with applicable law.

Statement of John Chevedden

Special meetings allow shareowners to vote on important matters, such as electing new directors, that can arise between annual meetings. If shareowners cannot call special meetings, management may become insulated and investor returns may suffer.

Shareowners should have the ability to call a special meeting when a matter is sufficiently important to merit prompt consideration. Shareowner input on the timing of shareowner meetings is especially important during a major restructuring — when events unfold quickly and issues may become moot by the next annual meeting.

This proposal topic won up to 69% support (based on 2008 yes and no votes) at the following companies and the respective proponents are listed:

Entergy (ETR)	55%	Emil Rossi
International Business Machines (IBM)	56%	Emil Rossi
Merck & Co. (MRK)	57%	William Steiner
Kimberly-Clark (KMB)	61%	Chris Rossi
Occidental Petroleum (OXY)	66%	Emil Rossi
FirstEnergy Corp. (FE)	67%	Chris Rossi
Marathon Oil (MRO)	69%	Nick Rossi

The merits of this Special Shareowner Meetings proposal should also be considered in the context of the need to initiate improvements in our company’s corporate governance and in individual director performance. For instance in 2008 the following governance and performance issues were identified:

•	Directors were not required to own any Borders stock whatsoever.
•	Director Michael Archbold (who owned no Borders stock) did not meet the independence requirements of the New York Stock Exchange because his sister-in-law was an auditor at Ernst & Young, the auditor for Borders.
•	Director Victor Lund concurrently served on 5 Boards (over-commitment concern) including these Boards rated “D” and “F” by The Corporate Library http://www.thecorporatelibrary.com, an independent investment research firm:

Service Corporation International (SCI)	F-rated
Teradata Corp. (TDC)	D-rated

•	This was compounded by Victor Lund chairing our Audit Committee.
•	We had no shareholder right to:
Cumulative voting.
Act by written consent.

The above concerns show there is need for improvement. Please encourage our board to respond positively to this proposal:

Special Shareowner Meetings
Yes on 4

BOARD OF DIRECTORS’ STATEMENT OPPOSING THE PROPOSAL
ON SPECIAL SHAREOWNER MEETINGS

At the Company’s 2007 Annual Meeting of Shareholders, the shareholders of the Company approved a proposal relating to the ability of shareholders to call a special meeting (the “2007 Proposal”). The 2007 Proposal stated as follows:

RESOLVED, shareholders ask our board of directors to amend our bylaws to give holders of at least 10% to 25% of the outstanding common stock the power to call a special shareholder meeting.

In January of 2008, consistent with the 2007 Proposal, the Board of Directors amended Article II of the Company’s By-Laws to provide in relevant part as follows:

SECTION 3.  Special Meetings. Unless otherwise prescribed by law or by the Articles of Incorporation, Special Meetings of Stockholders, for any purpose or purposes, may be called by the Chief Executive Officer or by the Board of Directors acting pursuant to a resolution adopted by a majority of the entire Board of Directors, and shall be called by the Secretary upon the request of the holders of at least twenty-five percent (25%) of the shares of the Corporation outstanding and entitled to vote at the meeting. (Emphasis added).

The Company believes that, given the significant time commitment required of Board members and senior management in preparing for a shareholders meeting, as well as the significant costs involved in preparing and distributing proxy materials, the 25% requirement set forth in the by laws is appropriate. Allowing the holders of a lesser number of outstanding shares to call a special meeting could impose substantial financial and administrative burdens on the Company without any benefit to the shareholders as a whole.

Furthermore, if the holders of less than the required number of shares believe that a special meeting should be called, they may communicate with the Board pursuant to the procedures described on page 8. The Board, which is composed primarily of independent members, could then call a special meeting if the Board deemed it appropriate to do so.

The Board of Directors recommends a vote AGAINST Proposal 4.

PROPOSALS OF SHAREHOLDERS

In accordance with Rule 14a-8 under the Securities Exchange Act of 1934, any shareholder proposals intended to be presented at the 2009 Annual Meeting of Shareholders must be received by the Company no later than December 10, 2009 in order to be considered for inclusion in the Proxy Statement and form of proxy relating to that meeting.

Section 8 of Article II of the Company’s bylaws additionally provides that, for director nominations or shareholder proposals to be properly brought before any annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Company and must comply with the other requirements of the bylaws. For director nominations and shareholder proposals to be presented at the 2010 Annual Meeting of Shareholders, notice of such nomination or proposal containing certain information required under the Company’s bylaws must be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on February 22, 2010 nor earlier than the close of business on January 22, 2010. If the Company does not receive notice of a director nomination or shareholder proposal within this time frame, the Company will be entitled to exclude such nomination or proposal from the matters which may be properly be brought before the 2009 Annual Meeting.

The dates set forth above will change if the date of the Company’s 2010 Annual Meeting is changed by more than 30 days from the date of this year’s meeting, in which event the new dates will be set forth in one of the Company’s Form 10-Q Quarterly Reports.

COPIES OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 31, 2009 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE PROVIDED TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO ANNE ROMAN, INVESTOR RELATIONS, BORDERS GROUP, INC., 100 PHOENIX DRIVE, ANN ARBOR, MICHIGAN 48108-2202.

APPENDIX A

AMEMDED AND RESTATED

BORDERS GROUP, INC. 2004

LONG-TERM INCENTIVE PLAN

Section 1.  Purpose

Borders Group, Inc. (the “Company”), hereby amends and restates the “Borders Group, Inc. 2004 Long-Term Incentive Plan” (the “Plan”) to promote the interests of the Company and its shareholders by providing a long-term compensation plan that will: (i) assist the Company in attracting and retaining outstanding individuals to serve as directors, officers and employees of the Company and its Subsidiaries; (ii) encourage the highest level of performance by such directors, officers and employees; and (iii) permit such directors, officers and employees to share in the success of the Company.

Section 2.  Definitions

“Award” shall mean a grant or award under Section 6 through 11, inclusive, of the Plan.

“Board of Directors” shall mean the Board of Directors of the Company.

“Cause” shall mean the director, officer or employee’s fraud, embezzlement, defalcation, gross negligence in the performance or nonperformance of the Award recipient’s duties (other than as a result of Disability) or material failure or refusal to perform the Award recipient’s duties at any time while in the employ or service of the Company or a Subsidiary.

“Change of Control” shall mean:

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) (the “Exchange Act”) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this definition; or

(b) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (i) the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Compensation Committee of the Board of Directors.

“Common Stock” or “Stock” shall mean the Common Stock of the Company.

“Company” shall mean Borders Group, Inc.

“Designated Beneficiary” shall mean the beneficiary designated by the director, officer or employee, in a manner determined by the Committee, to receive amounts due the director, officer or employee in the event of the director, officer or employee’s death. In the absence of an effective designation by the director, officer or employee, Designated Beneficiary shall mean the director, officer or employee’s estate.

“Disability” shall mean (a) as it relates to exercise of an Incentive Stock Option after termination of employment, a disability within the meaning of Code Section 22(e)(3), and (b) for all other purposes, that a director, officer or employee is unable to perform his or her duties and responsibilities by reason of a specific mental or physical illness or injury and such condition is not expected to improve sufficiently to permit the director, officer or employee to return to his or her position with the Company or any Subsidiary in the foreseeable future. The Committee may require such evidence of Disability as it deems appropriate, and its decision as to whether or not a director, officer or employee is disabled shall be final.

“Fair Market Value” shall mean the closing price reported for consolidated trading of issues listed on the New York Stock Exchange on the day prior to the date in question, or, if the Stock shall not have been traded on such date, the closing price on the first day prior thereto on which the Stock was so traded.

“Fiscal Year” shall mean the fiscal year of the Company.

“Incentive Stock Option” shall mean a stock option granted under Section 6, which is intended to meet the requirements of Section 422 of the Code.

“Non-statutory Stock Option” shall mean a stock option granted under Section 6 which is not intended to be an Incentive Stock Option.

“Option” shall mean an Incentive Stock Option or a Non-statutory Stock Option.

“Performance Objectives” shall mean the objectives established by the Committee for a Performance Period for the purpose of determining the extent to which Awards made for such Period are earned. The objectives shall be based upon such factors as the Committee may determine, including, but not limited to, one or any combination of the following: net income, earnings per share, return on assets, return on equity, cash flow return on investment, total shareholder return, return on capital employed, return on sales, comparable store sales and total sales. Any objective may be measured with reference to generally accepted accounting principles, on an operating basis or on any other basis that the Committee shall determine. The factors selected by the Committee shall have a minimum performance standard below which, and a maximum performance standard above which, no payments will be made. Performance Objectives may be based in whole or in part upon the attainment of specified levels of performance under one or more of the measures described above by any Subsidiary or other business unit. The Committee may use its discretion to modify or adjust any Performance Objectives to the extent permitted by Section 15.

“Performance Period” shall mean the period selected by the Committee during which the performance is measured for the purpose of determining the extent to which an Award has been earned, provided that the Performance Period shall be at least one year.

“Performance Share” shall mean an Award granted pursuant to Section 10 of the Plan expressed as a share of Common Stock.

“Performance Unit” shall mean an Award granted pursuant to Section 10 of the Plan expressed as a unit valued by reference to a designated amount of money or other property other than Common Stock.

“Prior Plans” shall mean (i) the Borders Group, Inc. Stock Option Plan; (ii) the 1998 Stock Option Plan of Borders Group, Inc.; (iii) the Borders Group, Inc. Stock Option Plan for International Employees; (iv) the Borders Group, Inc. Management Stock Purchase Plan; and (v) the Borders Group, Inc. Long Term Incentive Plan.

“Restricted Period” shall mean the period of time selected by the Committee during which a grant of Restricted Shares or Restricted Share Units may be forfeited to the Company. The Restricted Period shall be not less than (i) one year for Restricted Shares and Restricted Share Units that are granted subject to the satisfaction of Performance Objectives and for Restricted Shares that are sold under the Plan, and (ii) not less than three years for Restricted Shares and Restricted Share Units that are granted without being subject to the satisfaction of Performance Objectives, provided that such Restricted Shares and Restricted Share Units may vest ratably over the three-year period.

“Restricted Shares” shall mean shares of Common Stock contingently granted to a director, officer or employee under Section 9 of the Plan.

“Restricted Share Units” shall mean restricted share units contingently granted to a director, officer or employee under Section 9 of the Plan.

“Retirement” shall mean (i) termination of employment with the Company or any Subsidiary at or after age 55 with 10 or more years of service with the Company or any Subsidiary or (ii) termination of service as a director of the Company at or after age 55 with 10 or more years of service as a director of the Company.

“Stock Appreciation Right” shall mean a right granted under Section 8.

“Subsidiary” shall mean any business entity in which the Company possesses directly or indirectly fifty percent (50%) or more of the total combined voting power or such lesser percentage as the Committee shall approve.

“Unrestricted Shares” shall mean shares of Common Stock granted to a director, officer or employee under Section 11 of the Plan.

Section 3.  Maximum Shares Available

The maximum aggregate number of shares of Common Stock available for Awards under the Plan is 3,000,000, subject to adjustment as provided in this Section 3 and pursuant to Section 16. Tandem Stock Appreciation Rights shall be disregarded in calculating such limit. In the event that, during the term of the Plan, (i) any Option or non tandem Stock Appreciation Right under the Plan or any Prior Plan expires unexercised or is terminated, surrendered or canceled without being exercised for any reason, or (ii) if any Restricted Shares, Restricted Share Units or Performance Shares under the Plan or any Prior Plan are forfeited or cancelled, or if any Awards are settled in cash in lieu of shares of Common Stock, then, in each such case, such shares shall be available for subsequent Awards under the Plan, upon such terms as the

Committee may determine. The maximum number of shares of Common Stock for which Options and Stock Appreciation Rights may be granted to any employee during any twelve-month period shall not exceed 500,000 in the aggregate, subject to adjustment pursuant to Section 16. The maximum number of shares of Common Stock for which any other Award that is subject to the attainment of performance criteria in order to protect against the loss of deductibility under Code Section 162(m) may be granted to any employee during any twelve-month period shall not exceed 200,000 in the aggregate, subject to adjustment pursuant to Section 16. The maximum number of shares that may be issued upon the exercise of Incentive Stock Options granted under the Plan shall not exceed 500,000 shares of Common Stock, as adjusted pursuant to Section 16.

Section 4.  Administration

(a) Committee.  The Plan shall be administered by the Committee.

(b) Powers of Committee.  Subject to the express provisions of the Plan, the Committee shall have the power and authority to (i) grant Options and determine the purchase price of the Common Stock covered by each Option, the term of each Option, the number of shares of Common Stock to be covered by each Option and any vesting period applicable to each Option; (ii) designate Options as Incentive Stock Options or Non-statutory Stock Options; (iii) grant Stock Appreciation Rights and determine the terms and conditions of such rights; (iv) grant Restricted Shares and Restricted Share Units and determine the term of the Restricted Periods and other conditions and restrictions applicable to such Restricted Shares and Restricted Share Units; (v) grant Performance Shares and Performance Units and determine the Performance Objectives, Performance Periods and other conditions applicable to such Performance Shares and Performance Units; (vi) grant Unrestricted Shares; (vii) determine the directors, officers or employees to whom, and the time or times at which, Awards will be made; and (vii) take such other action as it may deem necessary or appropriate in connection with the administration of the Plan. The Committee may delegate such powers to one or more executive officers to the extent that they relate to Awards to employees who are not executive officers of the Company.

(c) Interpretation.  The Committee shall have the sole and complete authority to interpret the terms of the Plan, to adopt and revise rules, regulations and policies to administer the Plan and to make any other factual determinations that it believes to be necessary or advisable for the administration of the Plan. All actions taken and interpretations and determinations made by the Committee shall be final and binding upon the Company, all directors, officers and employees who have received Awards under the Plan and all other interested persons.

(d) No Repricing of Options or Stock Appreciation Rights.  Except for adjustments pursuant to Section 16 or adjustments made with shareholder approval, the Committee does not have authority to effect repricing of Options or Stock Appreciation Rights granted under the Plan or to enter into any transaction that would be deemed to constitute a repricing of an Option or a Stock Appreciation Right for accounting purposes.

Section 5.   Eligibility

Awards may be made to such directors, officers and employees of the Company and its Subsidiaries as the Committee shall designate. The Committee shall have the sole discretion in determining the individuals to whom Awards shall be made, as well as the nature, amount and terms of Awards, subject to the express terms of the Plan and delegation provisions herein.

Section 6.   Stock Options

(a) Grant of Options.  Options may be granted under this Plan for the purchase of shares of Common Stock. Options shall be granted in such form and upon such terms and conditions, including vesting periods, as the Committee shall from time to time determine; provided that the vesting period shall not be less than one year from the date of grant.

(b) Exercise Price.  The exercise price of each Option shall not be less than 100 percent of the Fair Market Value of a share of Common Stock on the date of grant. The exercise price so determined also shall be applicable in connection with the exercise of any tandem Stock Appreciation Right granted with respect to such Option.

(c) Term of Options.  The term of each Option granted under the Plan shall not exceed ten (10) years from the date of grant, subject to earlier termination as provided herein.

(d) Exercise of Options.  An Option may be exercised, in whole or in part, at such time or times, as the Committee shall determine. The Committee, in its discretion, may accelerate the exercisability of any Option at any time. A director, officer or employee may exercise options by giving written notice to the Company stating the number of shares of Common Stock with respect to which the Option is being exercised and tendering payment therefore. Payment for the Common Stock issuable upon exercise of the Option may be made in full in cash or by certified check or, unless the Committee otherwise determines, by (i) surrendering shares of Common Stock owned by the director, officer or employee or (ii) having the Company withhold from shares otherwise deliverable to the director, officer or employee (in either case the shares shall be valued at Fair Market Value on the date of exercise). As soon as reasonably practicable following such exercise, a certificate representing the shares of Common Stock purchased, registered in the name of the director, officer or employee, shall be delivered to the director, officer or employee.

(e) Cancellation of Stock Appreciation Rights.  Upon exercise of all or a portion of an Option, any Stock Appreciation Rights granted in tandem with such Option shall be canceled with respect to an equal number of shares of Common Stock.

Section 7.   Special Rules Applicable To Incentive Stock Options

(a) Ten Percent Stockholder.  Notwithstanding any other provision of this Plan to the contrary, no employee may receive an Incentive Stock Option under the Plan if such employee, at the time the Award is granted, owns (after application of the rules contained in Section 424(d) of the Code) stock possessing more than ten (10) percent of the total combined voting power of all classes of stock of the Company or its Subsidiaries, unless (i) the option price for such Incentive Stock Option is at least 110 percent of the Fair Market Value of the Common Stock subject to such Incentive Stock Option on the date of grant and (ii) such option is not exercisable after the date five (5) years from the date such Incentive Stock Option is granted.

(b) Limitation on Grants.  The aggregate Fair Market Value (determined with respect to each Incentive Stock Option at the time such Incentive Stock Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an employee during any calendar year (under this Plan or any other plan of the Company or a Subsidiary) shall not exceed $100,000.

(c) Limitations on Time of Grant.  No grant of an Incentive Stock Option shall be made under this Plan more than ten (10) years after the earlier of the date of adoption of the Plan by the Board or the date the Plan is approved by shareholders.

(d) Failure to Qualify.  To the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-statutory Stock Option. If an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Code Section 422, such Option shall thereafter be treated as a Non-statutory Stock Option.

Section 8.   Stock Appreciation Rights

(a) The Committee may, with sole and complete authority, grant Stock Appreciation Rights in tandem with an Option (in which event the exercise of the Stock Appreciation Right shall reduce the number of shares covered by the related Option) or freestanding and unrelated to an Option. Stock Appreciation Rights granted in tandem with an Option may be granted either at the same time as the Option or at a later time. Stock Appreciation Rights shall not be exercisable after the expiration of ten years from the date of grant and shall have an exercise price of not less than 100% of the Fair Market Value of the Common Stock on the date of grant. The vesting period relating to Stock Appreciation Rights shall not be less than one year from the date of grant.

(b) A Stock Appreciation Right shall entitle the director, officer or employee to receive from the Company an amount equal to the excess of the Fair Market Value of a share of Common Stock on the exercise of the Stock Appreciation Right over the grant price thereof or, if determined by the Committee, that number of shares of Common Stock having an aggregate Fair Market Value equal to the excess of (i) the Fair Market Value of one (1) share of Common Stock as of the date on which the nontandem Stock Appreciation Right is exercised over (ii) the base price of the shares covered by the nontandem Stock Appreciation Right, multiplied by the number of shares of Common Stock covered by the Stock Appreciation Right, or the portion thereof being exercised.

Section 9.  Restricted Shares and Restricted Share Units

(a) Grant or Sale of Restricted Shares; Grant of Restricted Share Units.  The Committee may from time to time grant or sell Restricted Shares or grant Restricted Share Units under the Plan to directors, officers or employees, subject to such restrictions, conditions and other terms as the Committee may determine. The Committee shall determine the purchase price of any Restricted Shares sold and such price may be at less than Fair Market Value. Restricted Shares purchased with amounts earned under any bonus or similar plan of the Company or paid to directors as fees shall be treated as shares sold to the director, officer or employee.

(b) Restrictions.  At the time that a grant or sale of Restricted Shares or a grant of Restricted Share Units occurs, the Committee shall establish the Restricted Period applicable to such Restricted Shares or Restricted Share Units. Each grant or sale of Restricted Shares and each grant of Restricted Share Units may be subject to a different Restricted Period. The Committee may, in its sole discretion, at the time a grant is made, prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the satisfaction of Performance Objectives, which shall be applicable to all or any portion of the Restricted Shares or Restricted Share Units. Except with respect to grants of Restricted Shares or Restricted Share Units intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code, the Committee may also, in its sole discretion, shorten or terminate the Restricted Period (subject to the minimum required periods provided for in the definition of Restricted Period) or waive any other restrictions applicable to all or a portion of such Restricted Shares or Restricted Share Units. None of the Restricted Shares or Restricted Share Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Restricted Shares or Restricted Share Units.

(c) Restricted Share Certificates and Rights of Grantees or Purchasers.  At the time of a grant or purchase of Restricted Shares, a certificate representing the number of shares of Common Stock awarded thereunder shall be registered in the name of the grantee or purchaser; provided, however, that no certificate shall be issued with respect to any shares of Common Stock to be purchased with the amounts to be earned under any bonus or other incentive plan until such bonus or other incentive payment is earned. Such certificate shall be held by the Company or any custodian appointed by the Company for the account of the grantee subject to the terms and conditions of the Plan, and shall bear such a legend setting forth the restrictions imposed thereon as the Committee, in its discretion, may determine. Except as otherwise determined by the Committee, the individual in whose name a certificate has been issued shall have the right to receive dividends and the right to vote such Shares. A director, officer or employee shall not have any voting or dividend rights with respect to any Restricted Shares until a certificate is issued. Any Stock, any other securities of the Company and any other property (except for cash dividends) distributed with respect to the shares of Common Stock subject to the Restricted Share Awards shall be subject to the same restrictions, terms and conditions as such Restricted Shares. The rights, if any, of a director, officer or employee upon his or her termination of service or employment prior to the expiration of the Restricted Period shall be determined in accordance with Section 12 or 13 hereof, as the case may be. Upon the expiration or termination of the Restricted Period and any deferral period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to the Restricted Shares shall lapse and a stock certificate for the number of Restricted Shares with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, to the director, officer or employee or to his or her Designated Beneficiary.

(d) Payment of Restricted Share Units.  Each Restricted Share Unit shall have a value equal to the Fair Market Value of a share of Common Stock. Restricted Share Units shall be paid in cash, shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award agreement or deferral terms. A grantee shall be credited with dividend equivalents on any vested Restricted Share Units credited to the grantee’s account at the time of any payment of dividends to shareholders on shares of Common Stock. The amount of any such dividend equivalents shall equal the amount that would have been payable to the grantee as a shareholder in respect of a number of shares equal to the number of vested Restricted Share Units then credited to the grantee. Any such dividend equivalents shall be credited to the grantee’s account as of the date on which such dividend would have been payable and shall be converted into additional Restricted Share Units (which shall be immediately vested) based upon the Fair Market Value of a share of Common Stock on the date of such crediting. No dividend equivalents shall be paid in respect of Restricted Share Units that are not yet vested unless otherwise determined by the Committee. The rights, if any, of a director, officer or employee upon his or her termination of service or employment prior to the expiration of the Restricted Period shall be determined in accordance with Section 12 or 13 hereof, as the case may be.

Section 10.   Performance Shares And Performance Units

(a) Award of Performance Shares.  The Committee may from time to time grant Performance Shares to directors, officers or employees. Each Performance Share shall be deemed to be equivalent to one (1) share of Common Stock. Performance Shares granted to a director, officer or employee shall be credited to an account (a “Performance Share Account”) established and maintained for such director, officer or employee.

(b) Award of Performance Units.  The Committee may from time to time grant Performance Units to directors, officers or employees. At the time of grant, the Committee shall specify a value of each Performance Unit (which shall be $1.00 unless otherwise specified by the Committee) or shall set forth a formula for determining the value of each Performance Unit at the time of payment. If necessary to make the calculation of the amount to be paid to the director, officer or employee under such formula, the Committee shall also state at the time of grant the initial value of each Performance Unit. Performance Units granted to a director, officer or employee shall be credited to an account (a “Performance Unit Account”) established and maintained for such director, officer or employee. The maximum amount that may be paid as a result of Performance Units granted in any twelve-month period that are subject to the attainment of performance criteria in order to protect against the loss of deductibility under Code Section 162(m) shall be $2,000,000.

(c) Performance Period and Objectives.  With respect to each award of Performance Shares or Performance Units under this Plan, the Committee shall specify the Performance Period and the Performance Objectives that must be satisfied in order for the director, officer or employee to vest in such Performance Shares or Performance Units.

(d) Payment for Performance Shares and Performance Units.  As soon as practicable following the end of a Performance Period, the Committee shall determine whether the Performance Objectives for the Performance Period have been achieved. If the Performance Objectives established for a director, officer or employee for the Performance Period are partially but not fully met, the Committee, in its sole discretion, shall determine the portion of the Performance Shares or Performance Units that have vested. If the Performance Objectives for a Performance Period are exceeded, the Committee, in its sole discretion, may grant additional, fully vested Performance Shares or Performance Units to the director, officer or employee. As soon as reasonably practicable after such determinations, or at such later date as the Committee shall determine at the time of grant, the Company shall pay or deliver to the director, officer or employee the consideration called for by the Performance Shares or Performance Units. Payment shall be made entirely in cash, entirely in Common Stock or in such combination of cash and Common Stock, as the Committee shall determine.

(e) Voting and Dividend Rights.  Except as the Committee may otherwise provide, no director, officer or employee shall be entitled to any voting rights, to receive any dividends or to have his or her Performance Share Account credited or increased as a result of any dividends or other distribution with respect to Common Stock. Notwithstanding the foregoing, within sixty (60) days from the date of payment of a dividend by the Company on its shares of Common Stock, the Committee, in its discretion, may credit a director, officer or employee’s Performance Share Account with additional Performance Shares having an aggregate fair market value equal to the dividend per share paid on the Common Stock multiplied by the number of Performance Shares credited to his or her account at the time the dividend was declared.

Section 11.   Unrestricted Shares

(a) Award of Unrestricted Shares.  The Committee may cause the Company to grant Unrestricted Shares to directors, officers or employees at such time or times, in such amounts and for such reasons as the Committee, in its sole discretion, shall determine. No payment shall be required for Unrestricted Shares. Subject to adjustment in accordance with Section 16, the aggregate number of Unrestricted Shares issued under the Plan, other than to non-employee directors as fees for services as a director, shall not exceed 150,000.

(b) Delivery of Unrestricted Shares.  The Company shall issue, in the name of each director, officer or employee to whom Unrestricted Shares have been granted, stock certificates representing the total number of Unrestricted Shares granted to the director, officer or employee, and shall deliver such certificates to the director, officer or employee as soon as reasonably practicable after the date of grant or on such later date as the Committee shall determine at the time of grant.

Section 12.   Termination Of Employment, Death And Disability

(a) Forfeiture of Awards upon Termination of Employment for Reasons other than Retirement, Death or Disability.  Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee and subject to paragraph (f) below, all Awards that have not vested or become exercisable or payable on the date that an employee ceases to be an employee of the Company or any Subsidiary for any reason other than Retirement, death or Disability shall be forfeited, and the employee shall not have any right or any rights of any nature whatsoever with respect to such Awards. Without limiting the generality of the foregoing, except as otherwise determined by the Committee: (i) all Options and Stock Appreciation Rights that have not become exercisable on the date of such termination shall be cancelled; (ii) all Restricted Shares and Restricted Share Units as to which any restrictions remain in effect shall be cancelled, except as otherwise provided in paragraph (f) below; and (iii) all Performance Shares and Performance Units relating to Performance Periods that have not yet expired shall be cancelled, irrespective of the performance to date relative to the Performance Objectives relating to such Performance Shares or Performance Units.

(b) Exercise of Options and Stock Appreciation Rights after Termination of Employment.  Except as otherwise determined by the Committee, if an employee ceases to be an employee of the Company or any Subsidiary, his or her vested Options and Stock Appreciation Rights may be exercised (to the extent that the employee was entitled to do so at the termination of his or her employment) at any time within three months after such termination of employment; provided, however, that if the termination of employment is due to death or Disability, or if the employee has 10 or more years of service with the Company or any Subsidiary on the date of termination, the exercise period shall be three years from the date of termination; and provided further, that in no case may an Option or Stock Appreciation Right be exercised later than the date on which the Option or Stock Appreciation Right terminates. Any Option or Stock Appreciation Right not exercised within such period shall be cancelled.

(c) Disability.  In the event that the employment of an employee with the Company or any Subsidiary terminates due to his or her Disability, except as the Committee may otherwise provide: (i) each unexpired Option or Stock Appreciation Right held by such employee shall immediately vest and become exercisable; (ii) all restrictions that relate to periods of employment shall be removed from all Restricted Shares and Restricted Share Units held by such employee; provided, however, that such Restricted Shares shall be delivered to the employee and payment shall be made for the Restricted Share Units only when and if any Performance Objectives or other types of restrictions relating to such Restricted Shares or Restricted Share Units are satisfied; and (iii) any Performance Shares and Performance Units held by such employee relating to Performance Periods that have not yet expired shall remain in effect and shall be payable and deliverable at the expiration of the applicable Performance Period(s) if, and only if, the applicable Performance Objectives are satisfied.

(d) Death.  If an employee to whom an Award has been made under the Plan shall die while employed by the Company or a Subsidiary, except as the Committee may otherwise provide: (i) each unexpired Option or Stock Appreciation Right held by such employee shall immediately vest and become exercisable; (ii) all restrictions that relate to periods of employment shall be removed from all Restricted Shares and Restricted Share Units held by such employee; provided, however, that such Restricted Shares shall be delivered and payment shall be made for the Restricted Share Units to the Designated Beneficiary of such employee only when and if any Performance Objectives or other types of restrictions relating to such Restricted Shares or Restricted Share Units are satisfied; and (iii) any Performance Shares and Performance Units held by such employee relating to Performance Periods that have not yet expired shall remain in effect, and shall be payable and deliverable to the Designated Beneficiary of the employee at the expiration of the applicable Performance Period(s) if, and only if, the applicable Performance Objectives are satisfied.

(e) Retirement.  In the event that the employment of an employee with the Company or any Subsidiary terminates due to his or her Retirement, except as the Committee may otherwise provide: (i) all Options and Stock Appreciation Rights that have not vested on the date the employee ceases to be an employee of the Company or any Subsidiary shall be cancelled, provided that where such Options or Stock Appreciation Rights vest according to a cliff schedule, a pro rata number of such Options or Stock Appreciation Rights, as the case may be, shall vest based upon the percentage of time during the vesting period that the employee was employed by the Company or any Subsidiary; (ii) subject to the final sentence hereof, with respect to Restricted Shares and Restricted Share Units that are not subject to restrictions that include the satisfaction of Performance Objectives, all Restricted Shares and Restricted Share Units as to which restrictions remain in effect on the date the employee ceases to be an employee of the Company or any Subsidiary shall be cancelled, provided that where such Restricted Shares and Restricted Share Units vest according to a cliff schedule, as soon as reasonably practicable after Retirement, a pro rata number of Restricted Shares shall be delivered and a pro rata payment shall be made for such Restricted Share Units based upon the percentage of time during the Restricted Period that the employee was employed by the Company or any Subsidiary; (iii) with respect to Restricted Shares and Restricted Share Units that are subject to restrictions that include the satisfaction of Performance Objectives, only when and if the Performance Objectives related to such Restricted Shares and Restricted Share Units are satisfied, a pro rata number of Restricted Shares shall be delivered and a pro rata payment shall be made for such Restricted Share Units based upon the percentage of time during the Restricted Period that the employee was employed by the Company or any Subsidiary and the remainder shall be cancelled; and (iv) any Performance Shares and Performance Units held by such employee relating to Performance Periods that have not yet expired shall remain in effect and if, and only if, the applicable Performance Objectives are satisfied, a pro rata amount shall be paid or a pro rata number of shares shall be delivered at the expiration of the Performance Period based upon the percentage of time during the Performance Period that the employee was employed by the Company or any Subsidiary and the remainder shall be cancelled. Notwithstanding clause (ii) above, with respect to Restricted Shares that are purchased under the Plan and that are not subject to restrictions that include the satisfaction of Performance Objectives, all restrictions shall be removed from such Restricted Shares held by such employee upon Retirement and such Restricted Shares shall be delivered to such employee as soon as reasonably practicable after Retirement.

(f) Provisions relating to Restricted Shares if Termination of Employment for Reasons other than Retirement, Death or Disability Occurs Prior to the Lapse of Restrictions.

(i) Shares Granted.  Except as the Committee may at any time provide, any Restricted Shares or Restricted Share Units granted (i.e., Restricted Shares or Restricted Share Units as to which no cash consideration was paid by the employee or which are not otherwise treated as sold under Section 9(a)) to an employee pursuant to the Plan shall be forfeited if the employee ceases to be an employee of the Company or any Subsidiary for any reason other than Retirement, death or Disability prior to the expiration or termination of the Restricted Period and the satisfaction of any other conditions applicable to such Restricted Shares or Restricted Share Units. Upon such forfeiture, the Secretary of the Company shall cancel the Restricted Shares or Restricted Share Units that are forfeited to the Company.

(ii) Shares Sold.

(A) Except as otherwise provided by the Committee, if during the Restricted Period an employee’s employment is terminated by the Company or any Subsidiary for Cause or by the employee for any reason other than Retirement, death or Disability, the employee shall receive unrestricted shares having a Fair Market Value (or cash, in the discretion of the Committee) equal to the lesser in value of (x) the then-current Fair Market Value of all Restricted Shares purchased under the Plan and held by the employee or (y) the aggregate purchase cost to the employee of all Restricted Shares held by the employee. Any additional value shall be forfeited.

(B) Except as otherwise provided by the Committee if, during a Restricted Period an employee’s employment is terminated by the Company or a Subsidiary without Cause, the employee shall receive unrestricted shares having a Fair Market Value (or cash, in the discretion of the Committee) equal to (i) the then-current Fair Market Value of a percentage of his or her Restricted Shares, such percentage to be computed by multiplying the number of Restricted Shares purchased under the Plan by the employee to which such Restricted Period applies by a fraction, the numerator of which is the number of months of employment completed during the applicable Restricted Period and the denominator of which is the number of months in the Restricted Period, plus (ii) as to the balance of such Restricted Shares, the lesser of (x) the then-current Fair Market Value of such remaining Restricted Shares or (y) the aggregate purchase cost to the employee of such remaining Restricted Shares. Any additional value shall be forfeited.

Section 13.   Termination Of Service as a Director

(a) General.  Unless otherwise determined by the Committee and subject to paragraph (b) below, the rights of a director who is not an employee of the Company shall, upon termination of his or her service as a director of the Company, be determined in accordance with Section 12 as if his or her termination of service as a director were a termination of employment.

(b) Restricted Shares or Restricted Share Units Granted as Directors Fees.  Except as otherwise provided by the Committee, if during the Restricted Period a director’s service as a member of the Board terminates for any reason other than death or Disability, the director shall receive a number of unrestricted shares determined by multiplying the number of Restricted Shares and Restricted Share Units held by the director by a fraction, the numerator of which shall be the number of days the individual served as a director during the Restricted Period and the denominator of which shall be the number of days in the Restricted Period. Any additional value shall be forfeited. In the case of termination of service as a result of death or Disability, all restrictions shall immediately lapse.

Section 14.  Effect of Change of Control

Notwithstanding any other provision of the Plan to the contrary, unless the Committee shall determine otherwise at the time of grant with respect to a particular Award, in the event of a Change of Control:

(i) Any Options and Stock Appreciation Rights outstanding as of the date on which such Change of Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant;

(ii) The restrictions and deferral limitations applicable to any Restricted Shares and Restricted Share Units shall lapse, and Performance Objectives relating thereto shall be deemed to have been satisfied, such Restricted Shares shall become free of all restrictions and limitations and become fully vested and transferable to the full extent of the original grant, and payment shall be made for such Restricted Share Units;

(iii) All Performance Objectives shall be considered to have been achieved at a target performance level, any deferral or other restrictions shall lapse and all Performance Shares and Performance Units shall be immediately settled or distributed in full notwithstanding the fact that the Performance Period has not expired;

(iv) The restrictions and deferral limitations and other conditions applicable to any other Awards shall lapse, and such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant; and

(v) The Committee, in its sole discretion and notwithstanding anything to the contrary in (i) though (iv) above, may make any adjustments or take any other action permitted by Section 16.

Section 15.   Code Section 162(m) Provisions

(a) Notwithstanding any other provision of this Plan, if the Committee determines at the time that an Award is granted to an employee that such employee is, or is likely to be at the time he or she recognizes income for federal income tax purposes in connection with such Award, a “covered employee” as defined under Section 162(m) of the Code, then the Committee may provide that this Section 15 is applicable to such Award.

(b) If an Award is subject to this Section 15, then the grant of the Award or the lapsing of restrictions thereon and the distribution of cash, shares of Common Stock or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more Performance Objectives established by the Committee based on the attainment of one or any combination of the following: net income, earnings per share, return on assets, return on equity, cash flow, return on investment, total shareholder return, return on capital employed, return on sales, comparable store sales and total sales. Any objective may be measured with reference to generally accepted accounting principles, on an operating basis or on any other basis that the Committee shall determine at the time that the Award is granted. Such Performance Objectives also may be based in whole or in part upon the attainment of specified levels of performance under one or more of the measures described above by any Subsidiary or other business unit. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of Section 162(m) of the Code and the regulations thereunder.

(c) Notwithstanding any provision of this Plan other than Section 16, with respect to any Award that is subject to this Section 15, the Committee may not adjust upwards the amount payable pursuant to such Award, nor may it waive the achievement of the applicable Performance Objectives except in the case of the death or Disability of the employee.

(d) The Committee shall have the power to impose such other restrictions on Awards subject to this Section 15 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(B) and (C) of the Code or any successor thereto.

Section 16.   Adjustments

The Committee shall make such adjustments (if any) as it deems appropriate and equitable, in its discretion, to:

(a) the aggregate numbers of shares of Common Stock available under the Plan and the limits on grants to individual employees provided in Section 3,

(b) the number of shares of Common Stock covered by an outstanding Award,

(c) the exercise prices of outstanding Options,

(d) the base prices of outstanding Stock Appreciation Rights,

and such other adjustments (if any) to outstanding Awards as the Committee may determine to be appropriate and equitable, to reflect a stock dividend, stock split, reverse stock split, share combination, recapitalization, merger, consolidation, acquisition of property or shares, separation, spinoff, reorganization, stock rights offering, liquidation, disaffiliation of a Subsidiary or similar event of or by the Company. Such adjustments may include, without limitation, (i) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, (ii) the substitution of other property (including, without limitation, other securities and securities of entities other than the Company that agree to such substitution) for the Common Stock available under the Plan and/or the Common Stock covered by outstanding Awards, and (iii) in connection with any disaffiliation of a Subsidiary, arranging for the assumption, or replacement with new awards, of Awards held by individuals employed by the affected Subsidiary by the Subsidiary or an entity that controls the Subsidiary following the disaffiliation. Without limiting the generality of the foregoing, in the event of a Business Combination (whether or not constituting a Change of Control) in which the shareholders of the Company receive cash and/or noncash consideration in exchange for their Common Stock (the “Consideration”), the Committee may, in its sole discretion (among other things):

(i) make arrangements so that the holder of an Award will receive, or be entitled to receive, upon exercise or vesting thereof, the Consideration that the holder would have received in the Business Combination with respect to the shares subject to the Award, had such Award been exercised or vested, as applicable, immediately before the Business Combination, less any applicable withholding taxes; or

(ii) cancel any outstanding Option or Stock Appreciation Right, provided that (A) if the per-share exercise price or base price, as applicable, of the cancelled Award is less than the value of the Consideration for one share of Common Stock (the “Per-Share Consideration”), the holder of the cancelled Award is paid an amount equal to (x) the excess of the Per-Share Consideration over the exercise price or base price, times (y) the number of shares of Common Stock subject to the cancelled Award, less any applicable withholding taxes, and (B) if the Per-Share Consideration is less than the per-share exercise price or base price, as applicable, of the cancelled Award, such cancellation may be effected without any payment or other compensation to the holder of the cancelled Award.

Section 17.   Amendment And Termination

The Board may suspend, terminate, modify or amend the Plan, without the approval of the shareholders of the Company, except that shareholder approval shall be required for any amendment (other than an amendment pursuant to the adjustment provisions of the Plan) that requires shareholder approval under New York Stock Exchange rules or that otherwise would; (i) materially increase the benefits accruing to participants under the Plan; (ii) materially increase the aggregate number securities that may be issued under the Plan; or (iii) materially modify the requirements as to eligibility for participation in the Plan. If the Plan is terminated, the terms of the Plan shall, notwithstanding such termination, continue to apply to Awards granted prior to such termination. No suspension, termination, modification or amendment of the Plan may, without the consent of the director, officer or employee to whom an Award shall theretofore have been granted, adversely affect the rights of such director, officer or employee under such Award.

Section 18.   Rules for Non-U.S. Jurisdictions

Notwithstanding anything in the Plan to the contrary, the Committee may, in its sole discretion, amend or vary the terms of the Plan in order to conform such terms with the requirements of each non-U.S. jurisdiction where a Subsidiary is located or to meet the goals and objectives of the Plan. The Committee may, where it deems appropriate in its sole discretion, establish one or more sub-plans for these purposes. The Committee may, in its sole discretion, establish administrative rules and procedures to facilitate the operation of the Plan in such non-U.S. jurisdictions. For purposes of clarity, the terms and conditions contained herein which vary for a particular non-U.S. jurisdiction shall be reflected in a written addendum to the Plan for such non-U.S. jurisdiction.

Section 19.  Miscellaneous Provisions

(a) Tax Withholding.  The Company shall have the right to require employees or their Designated Beneficiaries to remit to the Company an amount sufficient to satisfy foreign, federal, state and local withholding requirements, or to deduct from all payments under this Plan, amounts sufficient to satisfy all withholding tax requirements. Whenever payments under the Plan are to be made to an employee in cash, such payments shall be net of any amounts sufficient to satisfy all foreign, federal, state and local withholding tax requirements. Unless otherwise determined by the Committee, an employee or his or her Designated Beneficiary may satisfy his or her tax withholding obligation either by (i) surrendering shares owned by the employee or (ii) having the Company withhold from shares otherwise deliverable to the employee. Shares surrendered or withheld shall be valued at their Fair Market Value as of the date on which they are delivered to the Company. In the case of an Award of Incentive Stock Options, the foregoing right shall be deemed to be provided to the employee at the time of such Award.

(b) Nontransferability of Awards.  No Award may be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent and distribution, and no Award shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Award not specifically permitted herein shall be null and void and without effect. A director, officer or employee may exercise an Award only during his or her lifetime, or following his or her death pursuant to Section 12.

(c) Adjustment of Performance Objectives.  Except as provided in Section 15, the Committee shall be authorized to modify and make adjustments in Performance Objectives (or in the manner in which performance is measured against Performance Objectives) or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry it into effect. In the event the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.

(d) Forfeiture of Awards for Certain Conduct.  Notwithstanding any other provision of the Plan, all outstanding Awards to any director, officer or employee shall be canceled if the director, officer or employee: (i) engages in illegal, unethical or other misconduct that the Committee determines is detrimental to the best interests of the Company or any Subsidiary; or (ii) without the consent of the Committee, while employed by the Company or any Subsidiary or after termination of such employment, becomes associated with, employed by, renders services to, or owns any interest in (other than any nonsubstantial interest, as determined by the Committee), any business that is in competition with the Company or any Subsidiary or with any business in which the Company or any Subsidiary has a substantial interest as determined by the Committee.

(e) Deferral of Awards.  The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of this Plan and any Award agreement, the recipient of an Award (including, without limitation, any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, interest or dividends, or interest or dividend equivalents, with respect to the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional shares of Common Stock or otherwise reinvested.

(f) General Creditor Status.  Directors, officers and employees shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any director, officer or employee or beneficiary or legal representative of such director, officer or employee. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.

(g) No Right to Employment.  Nothing in the Plan or in any written agreement entered into pursuant to the Plan, nor the grant of any Award, shall confer upon any employee any right to continue in the employ of the Company or a Subsidiary or to be entitled to any remuneration or benefits not set forth in the Plan or such written agreement or interfere with or limit the right of the Company or a Subsidiary to modify the terms of or terminate such employee’s employment at any time.

(h) Notices.  Notices required or permitted to be made under the Plan shall be sufficiently made if sent by registered or certified mail addressed (a) to the director, officer or employee at his or her address set forth in the books and records of the Company or its Subsidiaries, or (b) to the Company or the Committee at the principal office of the Company.

(i) Severability.  In the event that any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(j) Governing Law.  To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Michigan, without regard to its conflicts of law doctrine.

(k) Effective Date and Term of Plan.  The Plan initially became effective upon the approval of the Plan by the shareholders of the Company on May 20, 2004. This Amended and restated Plan shall become effective upon the approval of the Amended and Restated Plan by the shareholders of the Company and shall terminate on April 30, 2012 unless earlier terminated pursuant to Article 17 hereof.

(l) Discontinuance of Grants or Awards Under Prior Plans.  Effective as of the date that this Plan is approved by shareholders of the Company, no additional grants or awards shall be made under any of the Prior Plans. Subject to the foregoing, the Prior Plans shall remain in full force and effect.

(m) Effect on Other Plans.  Participation in this Plan shall not affect a director, officer or employee’s eligibility to participate in any other benefit or incentive plan, program or arrangement of the Company or any Subsidiary and any Awards made pursuant to this Plan shall not be used in determining the benefits provided under any other plan, program or arrangement of the Company or any Subsidiary unless specifically provided.

(n) Plan Provisions Control.  The terms of this Plan govern all Awards granted under this Plan. In the event any provisions of any Award shall conflict with any terms of this Plan, the terms of this Plan shall control.

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by
11:00 p.m., Central Time, on May 20, 2009.

Vote by Internet • Log on to the Internet and go to www.envislonreports.com/bgp • Follow the steps outlined on the secured website.

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message.
▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposals 2 and 3 and AGAINST Proposal 4.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+

01 - Michael G. Archbold*	☐	☐	02 - Donald G. Campbell*	☐	☐	03 - Joel J. Cohen*	☐	☐
04 - Amy B. Lane*	☐	☐	05 - Brian T. Light*	☐	☐	06 - Ron Marshall*	☐	☐
07 - Richard “Mick” McGuire*	☐	☐	08 - Lawrence I. Pollock*	☐	☐
* Each to serve until the 2010 Meeting of Shareholders or until a successor is elected and qualified.

		For	Against	Abstain			For	Against	Abstain

2.	A proposal to approve the Amended and Restated Borders Group, Inc. 2004 Long-Term Incentive Plan.	☐	☐	☐	3.	Ratification of the selection of Ernst & young LLP as the Company’s Independent registered public accounting firm for fiscal 2009.	☐	☐	☐

					4.	Shareholder proposal entitled “Special Shareowner Meetings.”	☐	☐	☐

B Non-Voting Items
Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name appears above. Joint owners should all sign, Executors, administrators, trustees, etc, should so Indicate when signing. If signer is a corporation, sign full corporate name by duly authorized officer who adds his or her name and title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /
+

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — Borders Group, Inc.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
THE MAY 21, 2009, ANNUAL MEETING OF SHAREHOLDERS
The undersigned hereby appoints Ron Marshall and Thomas D. Carney, or either of them, with full power of substitution, as Proxies and hereby authorizes them to represent the undersigned and to vote all shares of common stock of Borders Group, Inc., (the “Company”), that the undersigned is entitled to vote at the Annual Meeting of Shareholders of Borders Group, Inc., to be held on May 21, 2009, or any adjournment thereof, upon all matters that may properly come before the meeting.
The undersigned hereby revokes all proxies previously given by the undersigned to vote at the Annual Meeting or any adjournments thereof.
This proxy when properly executed will be voted in the manner directed below. If no direction is made, this proxy will be voted FOR the election of the Company’s nominees to serve as Directors; FOR the proposal to approve the Amended and Restated Borders Group, Inc. 2004 Long-Term Incentive Plan; FOR the proposal to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2009; and AGAINST the shareholder proposal entitled “Special Shareowner Meetings.” As to any other business that may come before the Annual Meeting, or any adjournment thereof, this Proxy will be voted in the discretion of the Proxies.
If you do not sign and return a proxy, or attend the meeting and vote by ballot, your shares cannot be voted.
Please date and sign on the reverse side and return promptly in the enclosed envelope.